UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

AEVI GENOMIC MEDICINE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AEVI GENOMIC MEDICINE, INC.

435 Devon Park Drive, Suite 715

Wayne, Pennsylvania 19087

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 14, 2018

TO THE STOCKHOLDERS:

Notice is hereby given that the 2018 annual meeting of stockholders of Aevi Genomic Medicine, Inc. will be held on Thursday, June 14, 2018 at 10:00 a.m. local time at the offices of Pepper Hamilton LLP at New York Times Building, 620 Eighth Avenue, 37th Floor, New York, NY 10018, for the following purposes as more fully described in the accompanying proxy statement:

1.	To elect seven persons to serve on our Board of Directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To approve an amendment to the Aevi Genomic Medicine, Inc. Stock Incentive Plan to increase the number of shares reserved for issuance thereunder;

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

4.	To transact such other proper business as may come before the meeting and any adjournment or postponement of the meeting.

Stockholders of record at the close of business on April 23, 2018 are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal executive offices at 435 Devon Park Drive, Suite 715, Wayne, Pennsylvania, United States.

If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability of Proxy Materials instructs you on how to access and review this proxy statement and our 2017 annual report and how to authorize your proxy online. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials. We are also sending a paper copy of the proxy materials to any stockholder who has elected to receive proxy materials by mail.

Michael F. Cola

President and Chief Executive Officer

Wayne, Pennsylvania

May 4, 2018

IMPORTANT: Please vote your shares to assure that your shares are represented at the meeting. You may vote in any of the ways described on the proxy card included in the accompanying materials. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

Important notice regarding the availability of proxy materials for the

Annual Meeting of Stockholders to be held on June 14, 2018

Our Proxy Statement and Annual Report to Stockholders are available at
https://aevigenomicmedicine.gcs-web.com/sec-filings

-i-

AEVI GENOMIC MEDICINE, INC.

435 Devon Park Drive, Suite 715

Wayne, Pennsylvania 19087

PROXY STATEMENT

This proxy statement is being furnished together with our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 in connection with the solicitation of proxies by the Board of Directors of Aevi Genomic Medicine, Inc. for use at the annual meeting of stockholders of Aevi Genomic Medicine, Inc. to be held on Thursday, June 14, 2018 at 10:00 a.m. local time at the offices of Pepper Hamilton LLP at New York Times Building, 620 Eighth Avenue, 37th Floor, New York, NY 10018, and at any adjournments or postponements thereof. On or about May 4, 2018, we will mail to each of our stockholders (other than those who previously requested electronic delivery or previously elected to receive delivery of a paper copy of the proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the internet and how to submit a proxy electronically using the internet. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are also available on the Internet at https://aevigenomicmedicine.gcs-web.com/sec-filings.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the meeting?

If our records show that you were a holder of our common stock at the close of business on April 23, 2018, which is referred to in this proxy statement as the “record date,” you are entitled to receive notice of the meeting and to vote the shares of common stock that you held on the record date even if you sell such shares after the record date. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon. Stockholders do not have the right to cumulate votes in the election of directors. Unexercised warrants and options do not entitle their holders to vote at the meeting.

What is the purpose of the meeting?

At the annual meeting, you will be asked:

•	to vote upon the election of seven directors (Proposal 1);

•	to approve an amendment to the Aevi Genomic Medicine, Inc. Stock Incentive Plan, or the Stock Incentive Plan, increasing the number of shares of our common stock available under the plan from 9,178,571 shares to 13,178,571 shares (Proposal 2);

•	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 3); and

•	to transact such other proper business as may come before the meeting and any adjournments or postponements thereof.

What constitutes a quorum?

The presence, in person or by proxy, of holders of record of at least one-third of the votes represented by our issued and outstanding stock entitled to vote at this meeting is necessary to constitute a quorum for the transaction of business at the meeting. As of the record date, April 23, 2018, there were 59,337,265 shares of common stock outstanding and entitled to vote at the meeting. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon.

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What vote is needed to approve each proposal?

Assuming a quorum is present, directors will be elected by a plurality of all of the votes cast at the meeting. Furthermore, assuming a quorum is present, the approval of the amendment to our Stock Incentive Plan and the ratification of the appointment of our independent registered public accounting firm each require the approval of a majority of the votes cast at the meeting. Any other matters properly presented at the meeting for stockholder approval will require the approval of a majority of the votes cast at the meeting, unless more than a majority of the votes cast is required to approve such other matters under Delaware law. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions do not constitute a vote “for” or “against” and will not be counted as “votes cast.” Therefore, abstentions will have no effect on any of the proposals, assuming a quorum is present. Broker “non-votes,” or proxies from brokers or nominees indicating that such broker or nominee has not received instructions from the beneficial owner or other entity entitled to vote such shares on a particular matter with respect to which such broker or nominee does not have discretionary voting power, such as the election of directors and the approval of the amendment to our Stock Incentive Plan, will be treated in the same manner as abstentions for purposes of the annual meeting. None of the proposals, if approved, entitles stockholders to appraisal rights under Delaware law or our charter.

How do I vote?

Voting in Person at the Meeting. If you are a registered stockholder and attend the annual meeting, you may vote in person at the meeting. If your shares of common stock are held in “street” name or by a nominee and you wish to vote in person at the meeting, you will need to obtain a “legal proxy” or letter of representation from the broker, bank or other nominee that holds your shares of common stock of record.

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder. If you hold your shares of common stock in your own name as a holder of record with our transfer agent, you may instruct the proxy holders named in the enclosed proxy card how to vote your shares of common stock in one of the following ways:

•	By Mail. If you would like to authorize a proxy to vote your shares by mail, please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

•	By Internet. If you received a Notice of Internet Availability, you may submit proxies over the Internet by following the instructions on the notice. If you received a paper copy of a proxy card by mail, you may submit proxies over the Internet by following the instructions printed on the proxy card. Internet proxy authorization is available 24 hours each day until 11:59 p.m., Eastern Time, on June 12, 2018. You will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU AUTHORIZE A PROXY VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

Voting by Proxy for Shares Registered in “Street” or Nominee Name. If your shares of common stock are held in “street” name or by a nominee, you must follow the voting instructions provided to you by your broker, bank or other nominee holder in order to have your shares of common stock voted on all items. Only your broker, bank or other nominee holder can vote your shares. Without your instructions, your broker is permitted to use its own discretion and vote your shares on certain routine matters (such as the ratification of our independent registered public accounting firm), but is not permitted to use discretion and vote your shares on non-routine matters (such as the election of directors).

Please see the enclosed proxy card for further instructions on how to submit your vote.

How is my vote counted?

If you properly execute a proxy in the accompanying form, and we receive it prior to voting at the meeting, or if you authorize your proxy to vote your shares electronically through the Internet, the shares of stock that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, the common stock will be voted “for” the election of the nominees for directors listed in Proposal 1, “for” the approval of the amendment to our Stock Incentive Plan described in Proposal 2, “for” ratification of our Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 in Proposal 3, and as recommended by our Board of Directors with regard to all other matters in its discretion.

Can I revoke my vote after I submit my proxy card?

If you cast a vote by proxy, you may revoke it by:

•	filing a written notice revoking the proxy with our Corporate Secretary at our address;

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•	properly signing and forwarding to us at our address a proxy with a later date; or

•	appearing in person and voting by ballot at the meeting.

If you wish to revoke your proxy by filing a written notice with our Corporate Secretary, we must receive your written notice no later than 72 hours before the beginning of the annual meeting. If you attend the meeting, you may vote in person whether or not you have previously given a proxy, but your presence (without further action) at the meeting will not constitute revocation of a previously given proxy. If you hold your shares through a bank, broker or other nominee holder, only they can revoke your proxy on your behalf.

What happens if additional matters are presented at the annual meeting?

Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees proposed in this proxy statement to serve on our Board of Directors is unable to serve or for good cause will not serve, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.

How are proxies solicited and who paid for this proxy solicitation?

Solicitation of proxies will be primarily by mail and via the internet. However, our directors and employees may also solicit proxies by email or telephone or in person, without additional compensation. All of the expenses of preparing, assembling, printing and mailing the materials used in the solicitation of proxies will be paid by us. Arrangements may be made with brokering houses and other custodians, nominees and fiduciaries to forward soliciting materials, at our expense, to the beneficial owners of shares held of record by such persons.

Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?

Rules adopted by the Securities and Exchange Commission, or the SEC, allow companies to choose the method for delivering proxy materials to stockholders. We have elected to mail a notice regarding the availability of proxy materials on the Internet rather than sending a full set of these materials in the mail to our stockholders (other than those who had previously requested electronic or paper delivery). This notice will be mailed to our stockholders beginning on or around May 4, 2018, and our proxy materials will be posted on both our corporate website (https://aevigenomicmedicine.gcs-web.com/sec-filings) and the website referenced in the notice (www.proxyvote.com) on the same day. Utilizing this method of delivery expedites receipt of proxy materials by our stockholders and lowers the cost of the annual meeting. If you would like to receive a paper or email copy of the proxy materials, you should follow the instructions in the notice for requesting copies.

What are the requirements for presenting stockholder proposals and director nominations?

Any stockholder proposal to be considered for inclusion in our proxy statement and form of proxy for the annual meeting of stockholders to be held in 2019 must be received by our Corporate Secretary at our principal executive offices at Aevi Genomic Medicine, Inc., 435 Devon Park Drive, Suite 715, Wayne, Pennsylvania 19087, by January 4, 2019, unless the date of our 2019 annual meeting is more than 30 days before or after the one-year anniversary date of our 2018 annual meeting. In addition, our bylaws provide that in order for director nominations or stockholder proposals to be properly brought before the meeting, the stockholder must have delivered timely notice to our Corporate Secretary at our principal executive offices at the address listed above. To be timely, notice satisfying the requirements of our bylaws must be delivered not earlier than 150 days nor later than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting (or in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, the notice must be delivered no earlier than 150 days prior to the date of such annual meeting nor after the later of (i) 120 days prior to such annual meeting and (ii) 10 days following the date such meeting is first publicly announced). Accordingly, unless the date of our 2019 annual meeting is more than 30 days before or after the one-year anniversary date of our 2018 annual meeting, we must receive notice of any proposals for consideration at the 2019 annual meeting of stockholders no earlier than December 5, 2018 and no later than January 4, 2019.

If the date of our 2019 annual meeting is more than 30 days before or after the one-year anniversary date of our 2018 annual meeting, we will disclose the new deadlines under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders.

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Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, if applicable, and any applicable requirements of our bylaws and Delaware law. For additional information on how stockholders can recommend candidates to our Board of Directors, see “Board Committees – Nominating and Corporate Governance Committee – Process for Recommending Candidates to our Board of Directors” below.

What other information should I review before voting?

For your review, our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which includes financial statements for the fiscal year ended December 31, 2017, is being delivered to you concurrently with this proxy statement. Our annual report for the fiscal year ended December 31, 2017, however, is not part of the proxy solicitation material. You may also obtain, free of charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 on our website at https://aevigenomicmedicine.gcs-web.com/sec-filings. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

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PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

Our Board of Directors currently consists of eight directors. Each of our current directors, other than Mr. Wilbur H. Gantz, is a nominee in the current election. Mr. Gantz will retire from the Board at the annual meeting following the expiration of his current term. We have no immediate plans to fill the vacancy created by Mr. Gantz’s retirement and, as a result, will decrease the size of our Board of Directors to seven effective as of the expiration of Mr. Gantz’s current term at the annual meeting.

At the annual meeting, the seven director nominees are to be elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. Following the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated all current directors, other than Mr. Gantz, for re-election at the annual meeting. In making its recommendations, the Nominating and Corporate Governance Committee considered a number of factors, including its criteria for Board membership, which included the minimum qualifications that must be possessed by a director candidate in order to be nominated for a position on our Board. Our Board of Directors anticipates that, if elected, the nominees will serve as directors. However, if any person nominated by our Board of Directors is unable to serve or for good cause will not serve, the proxies will be voted for the election of such other person as our Board of Directors may recommend. Proxies cannot be voted for a greater number of persons than the seven nominees.

Vote Required

Assuming a quorum is present, directors will be elected by a plurality of the votes cast at the annual meeting. Votes may be cast for or withheld from each nominee. Votes cast for the nominees will count as “yes” votes; votes that are withheld from the nominees will not be voted with respect to the director or directors indicated, but they will be counted when determining whether there is a quorum present. In the absence of your voting instructions, your broker may not vote your shares in its discretion with respect to the election of directors.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED IN THIS PROPOSAL. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

Information Regarding our Directors, Director Nominees and Executive Officers

The following biographical descriptions set forth certain information with respect to our current directors, nominees for election as directors at the annual meeting and the executive officers who are not directors, based on information furnished to us by each nominee and executive officer as of January 2018. Each executive officer is elected annually by our Board of Directors at the first meeting after each annual meeting of stockholders and holds office until his successor is duly elected and qualified or until his earlier death, resignation or removal.

Sol J. Barer, Ph.D., Chairman of the Board of Directors

Dr. Barer, 70, has been our Non-Executive Chairman of the Board since July 2012. He spent most of his professional career with Celgene Corporation, one of the largest, global biopharmaceutical companies. He was Chairman of Celgene from January 2011 until June 2011, Executive Chairman from June 2010 until January 2011 and Chairman and Chief Executive Officer from May 2006 until June 2010. Previously, he was appointed President in 1993 and Chief Operating Officer in 1994 before assuming the CEO position. He also served as Senior Vice President, Science and Technology, and Vice President/General Manager, Chiral Products, from October 1990 to October 1993, and Vice President, Technology, from September 1987 to October 1990. Dr. Barer was the founder of the biotechnology group at the Celanese Research Company which was subsequently spun out to form Celgene Corporation.

Dr. Barer serves as Chairman of the Board of the public companies InspireMD, Inc. (stents) (NYSE MKT: NSPR), Edge Therapeutics, Inc. (neuro-critical care) (NASDAQ: EDGE) and Teva Pharmaceutical Industries Ltd. (generic and proprietary pharmaceuticals and pharmaceutical ingredients) (NYSE: TEVA). Dr. Barer serves as Chairman of the Board of the private company Centrexion Corporation (pain therapeutics) and is Lead Independent Director of the public company ContraFect Corporation (anti-infectives) (NASDAQ: CFRX). Dr. Barer serves as an investment advisor to the Israel Biotechnology Fund.

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In 2011, Dr. Barer was Chairman of the University of Medicine and Dentistry of New Jersey Governor’s Advisory Committee which recommended sweeping changes in the structure of New Jersey’s medical schools and public research universities. He previously served as a Commissioner of the New Jersey Commission on Science and Technology and was a member of the Board of Trustees of Rutgers - The State University of New Jersey (until 2013). He also served two terms as Chair of the Board of Trustees of BioNJ (2010-2012), the New Jersey biotechnology organization. Dr. Barer received a Ph.D. in organic chemistry from Rutgers University.

We believe that Dr. Barer’s significant executive experience at Celgene Corporation and his leadership roles in other organizations, together with his vast medical background, makes him particularly well-suited to be our Chairman of the Board.

Eugene A. Bauer, M.D., Director

Dr. Bauer, 75, has been a member of our Board since March 2001. He served as Chairman of the Board from July 2005 through June 2012 and as Executive Chairman of the Board from October 2010 through June 2012. He is a Lucy Becker Emeritus Professor in the School of Medicine at Stanford University. Dr. Bauer served as dean of the Stanford University School of Medicine from 1995 – 2001 and as chair of the Department of Dermatology at the Stanford University School of Medicine from 1988 – 1995. Dr. Bauer has served as a director of Cerecor, Inc. (NASDAQ: CERC) from May 2011 to December 2017. He also serves as a director of Kadmon Corporation (NASDAQ: KDMN) and of privately held First Wave Technologies, Inc. He also was a co-founder and emeritus member of the Board of Directors of Connetics Corporation (NASDAQ: CNCT), a publicly traded, dermatology-focused therapeutics company which was acquired by Steifel Laboratories and sold to GlaxoSmithKline, Inc. Dr. Bauer is a co-founder and member of the Board of Directors of Dermira, Inc. (NASDAQ: DERM). He previously served as a director of Protalex, Inc., Vyteris, Inc., Peplin Biotech, Ltd., PetDRx, Inc. Prolor Biotech, Inc., which was acquired by Opko Health, Inc. (NYSE: OPK) in 2013 and Dr. Tattoff, Inc. Dr. Bauer was a U.S. National Institute of Health (NIH)-funded investigator for 25 years and has served on review groups for the NIH. Dr. Bauer has been elected to several societies including the National Academy of Medicine. He received an M.D. from Northwestern University.

We believe that Dr. Bauer’s extensive experience managing biopharmaceutical and life science companies, together with his vast medical background, makes him particularly well-suited to be a member of the Board.

Matthew D. Bayley, M.D., MBA, Director

Dr. Bayley, 42, was appointed to our Board in December 2017. Since January 2017, Dr. Bayley has served as the Chief Strategy Officer at the Children’s Hospital of Philadelphia (CHOP), where he leads strategic planning and business development efforts. Dr. Bayley supports the CEO in developing the strategy to advance CHOP’s mission and manage change in a dynamic healthcare marketplace. He also drives the development of the Global Medicine program, including the Center for Global Pediatric Education and CHOP’s Global Health efforts. Prior to joining CHOP, Dr. Bayley was a Partner at McKinsey & Company, a global management consulting firm, where he was a leader in the Healthcare Systems & Services Practice from 2014 to 2017. At McKinsey, his work spanned strategy, operations, and organizational topics across academic medical centers, regional health systems, and large health insurers. Dr. Bayley previously worked as an intern at the Hospital of the University of Pennsylvania training in internal medicine. Dr. Bayley graduated AOA from the University of Pennsylvania School of Medicine and holds a master of business administration degree from the Wharton School, where he was a Palmer Scholar. Additionally, Dr. Bayley earned a bachelor of science in commerce with distinction from the University of Virginia’s McIntire School of Commerce.

We believe that Dr. Bayley’s extensive strategic planning and business development experience, together with his vast medical background, makes him particularly well-suited to be a member of the Board.

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Alastair Clemow, Ph.D., Director

Dr. Clemow, 66, was appointed to our Board in August 2010. Dr. Clemow serves as President and Chief Executive Officer of Regentis Biomaterials, a private company developing an innovative material for cartilage repair. Previously he held the position of President and Chief Executive Officer in a number of companies that he helped found including Nexgen Spine, which developed an artificial spinal disc and which was acquired by K2M in 2011, Gelifex Inc., which developed an innovative spinal nucleus replacement implant and which was acquired by Synthes Spine in 2004, and Minimally Invasive Surgical Technologies, which developed a novel series of implants for minimally invasive total knee replacement and which was acquired by MAKO in 2005. From 2000 to 2004, Dr. Clemow served as Principal of Tanton Technologies, an organization that provided strategic and technical assessment of new medical device opportunities for large, mid-cap and early stage development companies. Prior to that, Dr. Clemow served in numerous positions with Johnson & Johnson from 1981 to 2000, including Vice President of Worldwide Business Development for Ethicon Endo-Surgery Inc., Vice President of New Business Development for Johnson & Johnson Professional Inc. and Director of Research and Development of Johnson & Johnson Orthopedics. In those capacities, Dr. Clemow was responsible for acquiring or developing what today represents billions of dollars of Johnson & Johnson revenue. Dr. Clemow currently serves on the boards of BioMedical Enterprises, Inc. and Regentis Ltd., and has served on the boards of numerous other private and public companies, including Kinetic Muscles Inc., Vyteris Inc., HydroCision, Inc., Echo Healthcare Inc., Encore Medical, and Prolor Biotech, Inc., which was acquired by Opko Health, Inc. (NYSE: OPK) in 2013. Dr. Clemow is the holder of 12 U.S. patents and holds an M.B.A. in Finance from Columbia University and a Ph.D. in Metallurgy from University of Surrey, Guildford, United Kingdom.

With over 30 years of senior management experience within healthcare companies, including Johnson & Johnson, as well as a member of the boards of numerous public and private companies, we believe that Dr. Clemow is a valuable asset to our Board.

Michael F. Cola, Director, President and Chief Executive Officer

Mr. Cola, 58, was appointed our President and Chief Executive Officer, and to serve on our Board, in September 2013. Prior to joining our company, Mr. Cola served as President of Specialty Pharmaceuticals at Shire plc, a global specialty pharmaceutical company, from 2007 until April 2012. He joined Shire in 2005 as EVP of Global Therapeutic Business Units and Portfolio Management. Prior to joining Shire, he was with Safeguard Scientifics, Inc., a growth capital provider to life sciences and technology companies, where he served as President of the Life Sciences Group. While at Safeguard, Mr. Cola served as Chairman and CEO of Clarient, Inc., a cancer diagnostics company subsequently acquired by GE Healthcare, and as Chairman of Laureate Pharma, Inc., a full-service contract manufacturing organization serving research-based biologics companies. Prior to Safeguard Scientifics, Mr. Cola held senior positions in product development and commercialization at AstraMerck, a top 20 U.S. pharmaceutical company, and at AstraZeneca, a global biopharmaceutical company. Mr. Cola received a B.A. in biology and physics from Ursinus College and an M.S. in biomedical science from Drexel University. He serves on the Board of Directors of Vanda Pharmaceuticals Inc. (NASDAQ: VNDA), Sage Therapeutics, Inc. (NASDAQ: SAGE) and Pennsylvania BIO, the statewide association representing the bioscience community. He previously served on the Board of Directors of NuPathe Inc., which was acquired by Teva Pharmaceutical Industries Ltd. in 2014. He also currently serves as Chairman of the Board of Governors of the Boys &Girls Clubs of Philadelphia.

We believe that Mr. Cola’s extensive experience in the pharmaceutical and life sciences industry, and his role as the President and Chief Executive Officer of our company, makes him particularly well-suited to be a member of the Board.

Barbara G. Duncan, Director

Ms. Duncan, 53, has over 15 years of experience in the life sciences industry. She previously served as Chief Financial Officer and Treasurer at Intercept Pharmaceuticals, Inc. from May 2009 through June 2016. Before Intercept, she served in a series of positions with increasing responsibilities at DOV Pharmaceuticals, Inc. including as Chief Executive Officer and Treasurer. Before that, she served as Vice President of Corporate Finance –Global Healthcare at Lehman Brothers Inc. and Director of Corporate Finance at SBC Warburg Dillon Read Inc. She also worked for PepsiCo, Inc. from 1989 to 1992 in its international audit division, and was a certified public accountant in the audit division of Deloitte & Touche LLP from 1986 to 1989. Ms. Duncan currently serves as director of Adaptimmune Therapeutics plc (NASDAQ: ADAP), a biopharmaceutical company, Jounce Therapeutics, Inc. (NASDAQ: JNCE), a clinical stage immunotherapy company, Innoviva, Inc. (NASDAQ: INVA), a healthcare-focused asset management company, ObsEva SA (NASDAQ: OBSV), a clinical-stage biopharmaceutical company, and Ovid Therapeutics Inc. ( NASDAQ: OVID), a biopharmaceutical company. Ms. Duncan holds a Master of Business Administration from the Wharton School of the University of Pennsylvania and a Bachelor of Business Administration from Louisiana State University. She previously served as a director of DOV and as a director of Edgemont Pharmaceuticals, LLC, a privately held, specialty pharmaceutical company with a primary focus in the field of neuroscience.

We believe that Ms. Duncan’s extensive experience in biopharmaceutical and life sciences companies, as well as her experience in the financial sector, makes her particularly well-suited to be a member of the Board.

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Wilbur H. (Bill) Gantz, Director

Mr. Gantz, 80, joined our Board in October 2013. Mr. Gantz has been the President of PathoCapital, an investor in healthcare companies, since March 2009. He previously served as Executive Chairman and Chief Executive Officer of Ovation Pharmaceuticals, Inc., which was sold to Lundbeck, AG in 2009, and as Chairman, Chief Executive Officer and President of PathoGenesis Corporation, a biopharmaceutical company that was sold to Chiron, Inc. in 2000. Prior to founding PathoGenesis, from 1987 to 1992 he served as President of Baxter International, Inc., a manufacturer and marketer of healthcare products. He joined Baxter in 1966 and held various management positions, including Vice President, Europe and President, International Division, prior to being named Executive Vice President and Chief Operating Officer in 1980. During the past five years, Mr. Gantz served on the board of directors of W.W. Grainger, Inc. He currently serves on the Boards of private companies Aptinyx, Inc., ReliefBand Technologies LLC, and Adams Street Partners, LLC. He is a trustee of The Field Museum of Natural History and Brain Research Foundation. Mr. Gantz holds a BA degree from Princeton University, where he graduated cum laude, and an MBA from Harvard Business School.

Mr. Gantz will retire from the Board at the annual meeting following the expiration of his current term.

Joseph J. Grano, Jr., Director

Mr. Grano, 70, has been a member of our Board since March 2013. Since 2004, he has served as Chairman and CEO of Centurion Holdings LLC, a provider of advisory services to public and private clients on business strategy and capital markets access. From 2001 to 2004, he was Chairman and CEO of UBS Financial Services Inc. (formerly UBS PaineWebber), where he was instrumental in helping to bring about the merger of PaineWebber with UBS in 2000. Prior to joining PaineWebber, he held various senior management positions at Merrill Lynch including Director of National Sales. Mr. Grano also serves as Chairman and CEO of root9B Technologies, Inc. (OTCBQ: RTNB). Mr. Grano is the former Chairman of the Board of Governors of the National Association of Securities Dealers (NASD) (predecessor to the Financial Industry Regulatory Authority (FINRA)), and a former member of the NASD’s Executive Committee. He was appointed by President George W. Bush in 2002 to serve as the Chairman of the Homeland Security Advisory Council, a position he held until August 2005. Mr. Grano was a captain in the U.S. Special Forces (Green Berets), and is a member of the Council for the United States and Italy, a member of the City University of New York’s Business Leadership Council and a former member of the National Board of D.A.R.E. He holds honorary Doctor of Laws degrees from Pepperdine University and Babson College, as well as an honorary Doctor of Humane Letters degree from Queens College. He previously served on the Board of Directors of the YMCA of Greater New York and of Lenox Hill Hospital in New York City.

We believe that Mr. Grano’s extensive financial services experience, which is important for a growing company raising funds, highly qualifies him as a member of our Board.

Executive Officers who are not Directors

Brian D. Piper, Chief Financial Officer and Corporate Secretary

Mr. Piper, 46, has served as our Chief Financial Officer since February 2016 and Corporate Secretary since April 2017, previously serving as our Vice President of Finance and Investor Relations since joining our company in April 2014. Prior to that, Mr. Piper worked at Shire Pharmaceuticals, a global specialty pharmaceutical company, for 13 years in various finance and investor relations roles of increasing responsibility, including serving as Senior Director of Business Development from January 2010 until March 2014, and also including two years spent in Dublin, Ireland establishing Shire’s geographic expansion strategies. Prior to joining Shire, Mr. Piper worked at Celera Genomics and Otsuka Pharmaceuticals, Inc. He received a B.B.A. from the University of Notre Dame and an M.B.A. from the Robert H. Smith School of Business at the University of Maryland.

Garry A. Neil, M.D., Chief Scientific Officer

Dr. Neil, 64, joined our company in September 2013. Prior to that, Dr. Neil was a Partner at Apple Tree Partners, a life sciences private equity fund. Prior to joining Apple Tree Partners in 2012, he was Corporate VP of Science & Technology at Johnson & Johnson, and Group President at Johnson & Johnson Pharmaceutical Research and Development. Prior to joining Johnson & Johnson in 2002, he held senior positions at AstraZeneca, EMD Pharmaceuticals and Merck KGaA. Under his leadership a number of important new medicines for the treatment of cancer, anemia, infections, central nervous system and psychiatric disorders, pain, and genitourinary and gastrointestinal diseases gained initial or expanded approvals. Dr. Neil holds a B.S. from the University of Saskatchewan and an M.D. from the University of Saskatchewan College of Medicine. He completed postdoctoral clinical training in internal medicine and gastroenterology at the University of Toronto. Dr. Neil also completed a postdoctoral research fellowship at the Research Institute of Scripps Clinic. He has served on the board of directors of GTx, Inc. (NASDAQ: GTXI) since September 2016 and on the board of directors of Arena Pharmaceuticals, Inc. (NASDAQ: ARNA) since February 2017. He serves on the boards of the Reagan Udall Foundation and the Foundation for the U.S. National Institutes of Health (NIH), and is a member of the Science Management Review Board of the NIH. He is a past Chairman of the Pharmaceutical Research and Manufacturers Association (PhRMA) Science and Regulatory Executive Committee and the PhRMA Foundation Board.

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Director Independence

Our Board of Directors has determined that each of our current directors, with the exception of Mr. Cola and Dr. Bayley, qualify as “independent” under the listing standards of the Nasdaq Global Market, federal securities laws and SEC rules with respect to members of boards of directors and members of all board committees on which such director serves. The Board determined that Mr. Cola is not independent because he serves as an executive officer of our company. The Board determined that Dr. Bayley is not independent because of his relationship with the Children’s Hospital of Philadelphia Foundation, our largest stockholder.

Board Leadership Structure and Role in Risk Oversight

In accordance with our bylaws, our Board of Directors elects our President (who is our Chief Executive Officer) and may elect a Chairman of the Board, who serves as our Chief Executive Officer if there is no President. Each of these positions may be held by the same or separate persons. Our Board has not adopted a policy as to whether the role of the President and Chairman of the Board should be separate. However, these positions are currently held by separate persons. We believe that separating these positions better allows our President to focus on our day-to-day business, while allowing the Chairman to lead our Board in providing advice to and oversight of management and to establish the agenda and preside at meetings of our stockholders and Board of Directors. We also believe that having Board leadership independent of management helps ensure critical and independent thinking with respect to our strategy and performance. Our Chief Executive Officer is a member of our Board of Directors, which helps to ensure that management’s insight is directly available to the directors in their deliberations.

Currently, our Non-Executive Chairman of the Board is Dr. Barer and our Chief Executive Officer is Mr. Cola. As discussed above, our Board of Directors has determined that Dr. Barer qualifies as “independent” under the listing standards of the Nasdaq Global Market.

Our Board of Directors has an active role in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management. Pursuant to its charter, the Audit Committee of our Board of Directors is responsible for discussing guidelines and policies governing the process by which our senior management assesses and manages our exposure to risk, as well as our major financial risk exposures and the steps management has taken to monitor and control these exposures. The Audit Committee also evaluates the policies implemented by management to assure the adequacy of internal controls and the financial reporting process, including security surrounding assets and computerized information systems, and to monitor compliance with laws and regulations and our code of business conduct and ethics. It is also the responsibility of the Audit Committee to investigate employee misconduct or fraud.

Board Committees

Our Board of Directors currently has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Science and Technology Advisory Committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our Board of Directors. From time to time, our Board may form additional committees to address specific issues or tasks.

Audit Committee

The Audit Committee has primary responsibility for monitoring the quality of internal financial controls and ensuring that our financial performance is properly measured and reported on. It receives and reviews reports from management and auditors relating to the quarterly and annual accounts and the accounting and internal control systems in use throughout our company.

The Audit Committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. The Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. The Audit Committee meets not less than quarterly and has unrestricted access to our auditors.

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Members of the Audit Committee are Ms. Duncan (as Chair), Dr. Clemow and Mr. Gantz, each of whom satisfies the independence requirements of Nasdaq Global Market and SEC rules and regulations. Our Board has not yet determined who will fill the vacancy on the Audit Committee created as a result of Mr. Gantz’s retirement from the Board at the annual meeting. Ms. Duncan qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC. The designation of Ms. Duncan as an “audit committee financial expert” does not impose on her any duties, obligations or liability that are greater than those that are generally imposed on her as a member of the Audit Committee and our Board of Directors, and her designation as an “audit committee financial expert” pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

The Audit Committee met four times in the fiscal year ended December 31, 2017. The Audit Committee is governed by a charter, which is available on our website at http://www.aevigenomics.com.

Compensation Committee

The Compensation Committee is responsible for setting our overall compensation policy, and reviews and determines the compensation paid to our executive officers and directors. The Compensation Committee annually reviews and approves our goals and objectives relevant to the compensation of our Chief Executive Officer and evaluates the performance of our Chief Executive Officer in light of those goals and objectives. The Compensation Committee also periodically reviews and has the authority to determine and approve, or review and recommend to our Board for approval if the Compensation Committee so elects, all other senior executive officer compensation. The Compensation Committee also makes recommendations to our Board on proposals for the granting of stock options and other equity incentives pursuant to any stock option plan or equity incentive plan in operation from time to time. Our Chief Executive Officer makes recommendations to the Compensation Committee as to option grants for our other executive officers and assists the Compensation Committee in determining if annual bonus goals have been met. The Compensation Committee meets at least three times each fiscal year and at such other times as the Chairman of the Compensation Committee requires.

The Compensation Committee may form and delegate authority and responsibilities to any subcommittee or any member of the Compensation Committee for any purpose that the Compensation Committee deems appropriate. The Compensation Committee has the authority to retain outside professionals, consultants or advisors as it determines appropriate to assist in the performance of its functions, including sole authority to retain and terminate any compensation consultant used to assist the Compensation Committee in the evaluation of compensation for our executive officers and directors, and to approve the outside consultant’s or advisor’s fees and other retention terms. The Compensation Committee has full authority to commission any reports or surveys that it deems necessary to help it fulfill its obligations.

Members of the Compensation Committee are Dr. Clemow (as Chairman) and Mr. Grano, each of whom satisfies the independence requirements of the Nasdaq Global Market. Each member of the Compensation Committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Compensation Committee met four times in the fiscal year ended December 31, 2017. The Compensation Committee is governed by a charter, which is available on our website at http://www.aevigenomics.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for leading the process for considering future appointments to our Board and makes recommendations to our Board of candidates for appointment and annual election. The Nominating and Corporate Governance Committee meets at least once during each fiscal year and at such other times as the Chairman of the Nominating and Corporate Governance Committee requires.

Members of the Nominating and Corporate Governance Committee are Mr. Grano (as Chairman), Dr. Clemow and Mr. Gantz, each of whom satisfies the independence requirements of the Nasdaq Global Market. Our Board has not yet determined who will fill the vacancy on the Nominating and Corporate Governance Committee created as a result of Mr. Gantz’s retirement from the Board at the annual meeting.

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The Nominating and Corporate Governance Committee met two times in the fiscal year ended December 31, 2017. The Nominating and Corporate Governance Committee is governed by a charter, which is available on our website at http://www.aevigenomics.com. The charter sets forth the criteria for selecting potential Board members, which include, among other things, the possession of experience, knowledge, skills, expertise, mature judgment, acumen, character, integrity and diversity so as to enhance our Board’s ability to manage and direct the affairs and business of our company, including, when applicable, to enhance the ability of committees of our Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or the listing standards of the Nasdaq Global Market. Although diversity may be a consideration in the Nominating and Corporate Governance Committee’s process, the Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees. In identifying suitable candidates, the Nominating and Corporate Governance Committee may use open advertising or the services of external advisers to facilitate the search. Each of the candidates for director named in this proxy statement has been recommended by the Nominating and Corporate Governance Committee and approved by our Board of Directors for inclusion on the enclosed proxy card.

Process for Recommending Candidates to our Board of Directors

The charter of our Nominating and Corporate Governance Committee also provides for the consideration of candidates for election to our Board of Directors recommended by stockholders. Our Nominating and Corporate Governance Committee will evaluate a director candidate recommended by stockholders in the same manner as it evaluates director candidates recommended otherwise. Stockholder recommendations for candidates to our Board of Directors must be directed in writing to our Corporate Secretary, Aevi Genomic Medicine, Inc., 435 Devon Park Drive, Suite 715, Wayne, Pennsylvania 19087, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve and information regarding any relationships between the candidate and our company, and evidence of the recommending stockholder’s ownership of our stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for selecting potential Board members described above. This information should be submitted in the time frame described under “Questions and Answers About the Annual Meeting – What are the requirements for presenting stockholder proposals and director nominations?” above.

Science and Technology Committee

The Science and Technology Advisory Committee is responsible for periodically reviewing, and advising management on, matters relating to the Company’s strategic direction and investment in research, development and technology, and periodically advising and reporting to the Board on such matters. Such oversight includes the material aspects of internal and external investments. The Science and Technology Advisory Committee also advises management and the Board on matters relating to identifying and evaluating significant emerging trends and issues in science and technology and considering the potential impact of such on the Company. To accomplish these purposes, the Committee reviews and monitors the science, processes and procedures and infrastructure underlying the Company’s major discovery and development programs. The Science and Technology Advisory Committee meets at such times as its Chairperson deems necessary.

Members of the Science and Technology Advisory Committee are Dr. Barer (as Chairman), Ms. Duncan and Dr. Bauer.

The Science and Technology Advisory Committee met one time in the fiscal year ended December 31, 2017. The Science and Technology Advisory Committee is governed by a charter, which is available on our website at http://www.aevigenomics.com.

Meetings and Attendance

Our Board of Directors met seven times in the fiscal year ended December 31, 2017. Each director attended at least 75% of the aggregate number of board and applicable committee meetings in 2017 during their respective periods of service, with the exception of Mr. Gantz, who attended 60% of the board meetings and approximately 67% of the Audit Committee meetings.

We encourage but do not require board members to attend our annual meetings of stockholders. All of our directors then in office, with the exceptions of Mr. Gantz and Mr. Grano, were in attendance at our annual meeting of stockholders in 2017.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which is applicable to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Business Conduct and Ethics is available on our website at http://www.aevigenomics.com. We intend to disclose on our website any amendment to, or waiver from, the Code of Business Conduct and Ethics that are required to be disclosed by the rules of the SEC or the Nasdaq Global Market.

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Stockholder Communications

Stockholders who wish to communicate with our Board of Directors, committee chairmen, any other individual director or the non-management or independent directors as a group are welcome to do so in writing, addressed to the director(s) or the entire Board of Directors, in care of our Corporate Secretary, Aevi Genomic Medicine, Inc., 435 Devon Park Drive, Suite 715, Wayne, Pennsylvania 19087. Anyone wishing to contact our Audit Committee may do so in writing, addressed to the attention of the Chairman of the Audit Committee, Aevi Genomic Medicine, Inc., 435 Devon Park Drive, Suite 715, Wayne, Pennsylvania 19087. To make confidential submissions to either of the above, please indicate “confidential” on any correspondence.

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EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

The Compensation Discussion and Analysis discusses our executive compensation program, as it relates to the following current executive officers:

•	Michael F. Cola – President and Chief Executive Officer

•	Garry A. Neil – Chief Scientific Officer

•	Brian D. Piper – Chief Financial Officer and Corporate Secretary

We refer to Mr. Cola, Dr. Neil and Mr. Piper, as our “named executive officers,” or “NEOs.”

Executive Compensation Objectives and Philosophy

This section explains the policies and decisions that shape our executive compensation program, including its specific objectives and elements, as it relates to our current NEOs whose compensation information is presented in the tables following this discussion. The Compensation Committee believes that our executive compensation program is appropriately designed to incentivize our NEOs to work for our long-term prosperity through pay-for-performance incentives, is reasonable in comparison with the levels of compensation provided by comparable companies, discourages our NEOs from assuming excessive risks, and reflects a reasonable cost. We believe our NEOs are critical to the achievement of our corporate goals, through which we can drive stockholder value.

Our executive compensation program and our corresponding NEO compensation packages are designed around the following objectives:

•	Attract, motivate, and retain talented and dedicated individuals to contribute to our growth and success by providing competitive compensation opportunities consistent with industry practices where we compete for talent;

•	Align our NEOs’ compensation opportunities with long-term stockholder value creation; and

•	Maintain a reasonable and responsible cost structure.

Elements of Compensation

The Compensation Committee regularly reviews our allocation of compensation elements to ensure alignment with strategic and operating goals and competitive market practices. The Compensation Committee does not apply a specific formula to determine the allocation between cash and non-cash forms of compensation. Certain compensation elements, such as base salaries, benefits, and perquisites, are intended primarily to attract, hire, and retain well-qualified executives. Other compensation elements, such as long-term incentive opportunities, are designed to reward successful long-term performance and execution of our business strategy, and to strongly align our NEOs’ interests with those of stockholders.

Our NEO compensation program generally is comprised of the following elements:

•	Base salary;

•	Annual bonuses;

•	Long-term equity compensation; and

•	Benefits and perquisites.

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Base Salary. Base salaries generally are initially negotiated and set forth in employment agreements with our NEOs and generally may not be reduced without the respective NEO’s consent. Thereafter, the Compensation Committee reviews the salaries of our NEOs periodically in consultation with its outside compensation consultant. In determining base salaries, the Compensation Committee members take into consideration their understanding of the compensation practices of comparable companies (based on size and stage of development), independent third party market data such as compensation surveys, individual experience and performance adjusted to reflect individual roles, and contribution to our clinical, regulatory, commercial, and operational performance. None of the foregoing factors has a dominant weight in determining the base salaries of our NEOs, and the Compensation Committee considers the factors as a whole when considering such compensation. The Compensation Committee also uses comparative data regarding compensation paid by comparable companies in order to obtain a general understanding of current trends in compensation practices and ranges of amounts being awarded by other public companies (rather than as part of a formula).

We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance.

Annual Bonuses. Our NEOs are eligible to receive annual bonuses based upon performance. Each NEO’s employment agreement generally provides a target level of annual bonus reflected as a percentage of annual base salary. The amount of annual bonus paid to our NEOs for a given year is based on various factors, including, among others, the achievement of various operating milestones based on scientific and business goals and our financial and operational performance. Certain annual bonuses for our NEOs are also determined, in part, based on certain individual goals for our NEOs, which are specific to the individual’s responsibilities and position within our company. Ultimately, the Compensation Committee has discretion to modify any annual bonus payouts (upwards or downwards) as appropriate to ensure program objectives are met, taking into consideration a variety of company-specific or market factors.

We believe that annual bonuses payable based on the achievement of short-term corporate goals incentivize our NEOs to create stockholder value and attain short-term performance objectives.

Long-Term Equity Compensation. In order to provide a significant retention incentive and to ensure a strong link to the long-term interests of our stockholders, we provide a portion of our total compensation in the form of equity compensation—primarily, stock options. Our NEOs are eligible to receive awards at the discretion of the Compensation Committee. Equity awards are primarily granted under our Stock Incentive Plan, which we initially adopted in March 2006, amended and restated as of March 5, 2012, and have subsequently amended with stockholder approval, most recently in 2016. The Stock Incentive Plan is administered by the Compensation Committee.

The Compensation Committee believes that granting stock options provides our NEOs with a strong economic interest in maximizing stock price appreciation over the long term. The Compensation Committee also believes that granting stock options can be useful in retaining and recruiting the key talent necessary to ensure our continued success. The exercise price of stock options is based on the value of a share of our common stock on the date of grant. The options, therefore, do not have any value to the NEO unless the market price of our common stock rises, which aligns the interests of our NEOs with those of our stockholders. Through these option grants, we seek to emphasize the importance of improving the performance of our stock price, increasing stockholder value over the long term.

Stock option grants are generally made at the commencement of employment, following a significant change in job responsibilities, on an annual basis to provide aligned incentives for long-term performance, or to meet other special retention or performance objectives. The Compensation Committee reviews and approves stock option and other awards to NEOs based upon a review of competitive compensation data, its assessment of individual performance, a review of each NEO’s existing long-term incentives, and retention considerations. The timing of grant dates is not based on any favorable or unfavorable non-public information anticipated to be disclosed at a later date. All stock option awards are granted with an exercise price not less than the closing sale price of our common stock on the Nasdaq Global Market on the date of grant.

Benefits and Perquisites. Benefits are provided to our NEOs pursuant to the terms of their respective employment agreements and currently include paid time-off and holidays, and coverage under our employee medical and dental insurance program.

We do not believe that the benefits and perquisites described above deviate materially from the customary practice for compensation of NEOs at comparable companies. These benefits represent a relatively small portion of our NEOs’ total compensation.

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Compensation Setting Process

Overview

Generally, the Compensation Committee reviews and, as appropriate, approves compensation arrangements for our NEOs from time to time but not less than once per year. When creating an NEO’s overall compensation package, the Compensation Committee considers the different elements of our compensation in light of the role the NEO will play in achieving our near term and longer term goals, as well as, when the Compensation Committee deems appropriate, the compensation packages provided to similarly situated executives at companies we consider to be comparable to us. As described above, our NEOs’ compensation elements are base salary, annual bonus, long-term equity compensation, and benefits and perquisites. We do not predetermine a percentage allocation of the overall compensation to be represented by the various compensation elements.

The Compensation Committee’s intention is that the incentives provided by the annual bonus and the equity compensation elements constitute a substantial portion of our NEOs’ total compensation, such that a significant portion of potential compensation is at risk in any given year. The Compensation Committee believes that having a significant portion of our NEOs’ compensation packages at risk will contribute to cultivating a culture in which our NEOs aggressively pursue our corporate performance and strategic goals as they know that their take home pay, to a large extent, depends upon our performance and, to some extent, their contribution to our performance. Additionally, the incorporation of significant equity incentives is designed to mitigate the risk that our NEOs will pursue short-term outcomes at the expense of long-term stockholder value. Performance-based annual bonuses may be made based on the achievement of short-term corporate goals designed to incentivize the executives to create stockholder value and attain short-term performance objectives.

We believe that the combined mix of the pay elements described above allows us to provide a competitive, cost-effective total compensation package to our NEOs, largely based on achievement of value-driving milestones. More specifically, the Compensation Committee believes this structure ties an appropriate amount of our NEOs’ potential compensation to performance.

Role of Our Chief Executive Officer

Our Chief Executive Officer has no role in setting his compensation. However, our Chief Executive Officer recommends to the Compensation Committee for its approval proposed corporate performance and strategic goals and their relative weighting for the upcoming fiscal year, in addition to providing input on the level of attainment of the prior year’s goals for purposes of determining awards under the annual bonus plan and Stock Incentive Plan for all of our NEOs, including our Chief Executive Officer. Our Chief Executive Officer regularly provides input to the Compensation Committee during the course of the year regarding the performance and compensation of our other NEOs.

Role of Compensation Consultants

The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts, and others to assist it in carrying out its delegated duties. In 2017, the Compensation Committee engaged Radford, an Aon Hewitt company, as compensation consultants to provide benchmarking data and analyses for peer companies in the United States. The Compensation Committee considered Radford’s analyses and recommendations, and aims to ensure competitive compensation packages for employees in the United States by targeting 50th to 75th percentile for salaries and bonuses, and targeting 75th percentile for long-term incentives in the form of stock options. Although we intend to target these percentiles for all of our employees (including our executive officers) in the future, the compensation of each of our NEOs for 2017 was determined based on their respective employment agreements and was not impacted by the Radford analysis.

The Compensation Committee conducted a conflict of interest assessment by using the factors applicable to compensation consultants under SEC rules and did not believe that the retention of Radford to advise it on the compensation matters described above created a conflict of interest.

Compensation Benchmarking

In any year the Compensation Committee may benchmark the compensation for our NEOs with that of executives with similar positions in our industry, adjusting for known or perceived differences between our NEOs’ experience and levels of responsibility with the job descriptions reflected for the generalized survey data.

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Evaluations

The Compensation Committee evaluates the performance of our NEOs in light of established performance goals and objectives at least once per year. Based upon these evaluations, the Compensation Committee determines the annual compensation for our NEOs, including any increase to base salary, annual cash bonus, and equity compensation. In its evaluation of our NEOs, the Compensation Committee considers, among other things, the following:

•	Overall management of our company;

•	Progress achieved by our research and development efforts;

•	The maintenance of successful relationships with our Board and stockholders and with employees;

•	Our financial performance with respect to the preparation of and compliance with our budget, including capital reserves;

•	Success in securing additional grants and funding from third-party sources; and

•	Regulatory compliance.

2017 Executive Compensation Summary

Throughout 2017, our company was guided by our executive management team consisting of Mr. Cola, Mr. Piper and Dr. Neil. The terms of the employment agreements of each of our NEOs are described in greater detail below under the heading “Employment Agreements with Named Executive Officers.”

2017 Base Salaries

As noted above, base salaries generally are initially negotiated and set forth in employment agreements with our NEOs. Thereafter, the Compensation Committee reviews the salaries of our NEOs periodically. The Compensation Committee’s aim, in line with our company’s general compensation philosophy, is to set compensation levels that are competitive while maintaining a reasonable cost structure. The employment agreements with Mr. Cola, Mr. Piper and Dr. Neil provide for a review of the executive’s annual base salary for possible increase, but not decrease. Following this review, the Compensation Committee determined to increase Mr. Piper’s base salary by $30,000 and keep the 2017 base salaries for all other NEOs the same as 2016.

2017 Annual Bonuses

Our NEOs are eligible to receive annual bonuses based upon performance. Each officer’s employment agreement generally provides a target bonus amount, which is reflected as a percentage of annual base salary, and the Compensation Committee, in consultation with senior management, determines whether the specific NEO is entitled to all or a portion of the target bonus, based upon the achievement of various performance factors. For 2017, target annual bonus levels were 70% of annual base salary for Mr. Cola, 50% of annual base salary for Mr. Piper and 60% of annual base salary for Dr. Neil.

Our NEOs were eligible to receive annual bonuses for 2017 based upon the level of achievement of the following corporate performance factors, the details of which were communicated to the executives in early 2017:

Performance Factor	Weighting of Performance Factor
Business Development	20%
Finance	20%
R&D Operations	60%

Our company’s senior management, including Mr. Cola, Dr. Neil and Mr. Piper, provided information to the Compensation Committee as to the level of achievement of each of the foregoing performance factors, and recommended bonus amounts based upon such level of achievement and the respective bonus targets set forth in their respective employment agreements. The Compensation Committee determined that most, but not all, of the corporate performance factors had been achieved, and reviewed and ultimately approved senior management’s recommendations with respect to a payout of 2017 annual bonuses at 90% of target. Although the above performance factors were considered by senior management and the Compensation Committee when determining the annual bonuses for 2017 for our NEOs, they were not dispositive. The Compensation Committee retains significant discretion to set the awards at what they believe are the appropriate levels to ensure objectives are met, taking into consideration a variety of company-specific and market factors. The final annual bonus amounts for 2017 are included in the Summary Compensation Table.

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2017 Equity Compensation

Stock option grants are generally made at the commencement of employment and following a significant change in job responsibilities or to meet other special retention or performance objectives. The Compensation Committee reviews and approves stock option and other equity awards to NEOs based upon a review of competitive compensation data, its assessment of individual performance, a review of each NEO’s existing long-term incentives, and retention considerations. In February 2017, we granted stock options to Mr. Cola, Mr. Piper and Dr. Neil in recognition of their performance in 2016, and in August 2017 we granted stock options to Mr. Cola, Mr. Piper and Dr. Neil, consistent with our retention objectives. The terms of such stock option grants are described in greater detail below under the heading “2017 Grants of Plan-Based Awards Table.”

In April 2018, the Compensation Committee approved grants of stock options to members of our senior management and non-employee directors that will be forfeited if stockholders do not approve the proposed amendment to the Stock Incentive Plan, as further described in Proposal 2.

Our Other Compensation Policies

Employment Agreements

Each of our NEOs serves “at will” and is party to an employment agreement with our company covering a variety of important issues concerning the NEO’s employment, including the service that will be expected of the NEO, the compensation the NEO will be paid, how long and under what circumstances the NEO will remain employed, and the financial details relating to any decision that either our company or the NEO may make to terminate the NEO’s employment with our company. All of our employment agreements also contain significant restrictive covenants that are intended to protect our intellectual property.

We provide all of our NEOs with severance arrangements in their employment agreements. We believe that severance packages are a common characteristic of compensation for executive officers in our industry. They are intended to provide our NEOs with a sense of security in making the commitment to dedicate their professional careers to our success. Due to our size relative to other public companies and our operating history, we believe that severance arrangements are necessary to help us attract and retain skilled and qualified executive officers to continue to grow our company.

Our employment agreements are described in greater detail below under the heading “Employment Agreements with Named Executive Officers.”

Section 162(m) Policy

Section 162(m) of the Internal Revenue Code limits the amount that a public company may deduct from federal income taxes for remuneration paid to its chief executive officer and the four other most highly paid executive officers (other than the chief executive officer) to $1 million per year per covered executive officer. Prior to the 2017 tax reform, Section 162(m) provided an exception from this deduction limitation for certain forms of “performance-based compensation,” including the gain recognized by executive officers upon the exercise of certain compensatory stock options and other compensation based on performance criteria that are approved in advance by stockholders. As a general matter, in making its previous compensation decisions, the Compensation Committee endeavored to maximize deductibility of compensation under Section 162(m) to the extent practicable while maintaining competitive compensation. However, we believe that there may be times when we need to retain flexibility in compensating our executive officers in a manner that we believe will best promote our corporate objectives even though the compensation may not be fully deductible under Section 162(m). Therefore, we have not adopted a policy that requires that all compensation be deductible.

Accounting Considerations

The accounting impact of our equity compensation program is one of many factors that the Compensation Committee may consider in determining the size and structure of our program.

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Common Stock Ownership Requirements

While we have not adopted a formal written policy on common stock ownership requirements, part of our compensation philosophy involves facilitating common stock ownership by our NEOs through the grant of equity awards because we believe that it helps to align their financial interests with those of our stockholders.

Timing of Awards

The Compensation Committee has the authority to grant equity awards under our Stock Incentive Plan. The Compensation Committee strives to ensure that any award is made in such a manner to avoid even the appearance of manipulation because of its award date. It is our policy not to purposely accelerate or delay the public release of material information in consideration of a pending equity grant to allow the grantee to benefit from a more favorable stock price.

Compensation Recovery Policy

We do not have a policy to attempt to recover incentive compensation payments paid to our executive officers if the performance objectives that led to the determination of such payments were to be restated, or found not to have been met to the extent the Compensation Committee originally believed. However, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and will adopt a compensation recovery policy once the SEC adopts final regulations on the subject.

Prior Say-on-Pay Vote

Our stockholders overwhelmingly approved our executive compensation program at our 2016 annual meeting. Besides this approval, we received no specific feedback from our stockholders concerning our executive compensation program during the past year. Greater than 93% of shares present and eligible to vote approved the non-binding advisory resolution on executive compensation at our 2016 annual meeting. The Compensation Committee considered this approval a reflection of our stockholders’ favorable view of our compensation program. The Compensation Committee did not specifically rely on the results of the vote in making any compensation-related decisions during 2017. The non-binding advisory say-on-pay vote is currently scheduled to be conducted every three years. The next advisory vote on say-on-pay is expected to occur at our 2019 annual meeting.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that we incorporate it by specific reference.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included above in this proxy statement. Based on this review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and, through incorporation by reference from this proxy statement, our company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Submitted by the Compensation Committee:

Alastair Clemow, Chairman

Joseph J. Grano, Jr.

Compensation Committee Interlocks and Insider Participation

During 2017, Dr. Clemow and Mr. Grano served as the members of the Compensation Committee. None of the persons who served as members of the Compensation Committee during 2017 was or is an officer or employee of our company, and no executive officer of our company served or serves on the compensation committee or board of any company that employed or employs any person who served as a member of the Compensation Committee or the Board of Directors in 2017.

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Summary Compensation Table

The following Summary Compensation Table summarizes the compensation information for the years ended December 31, 2017, 2016 and 2015 for each of our NEOs. The 2017 Grants of Plan-Based Awards Table following the Summary Compensation Table provides additional information regarding compensation granted to these officers in 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Michael F. Cola	2017	450,000	283,500	1,048,000	34,719	1,816,219
President and Chief Executive	2016	450,000	299,250	737,500	37,446	1,524,196
Officer	2015	450,000	267,750	1,129,500	34,840	1,882,090

Brian D. Piper	2017	311,596	215,001	796,480	21,787	1,344,864
Chief Financial Officer and Corporate Secretary	2016	290,985	139,673	409,050	20,878	860,586
	2015	215,000	63,963	217,450	20,170	516,583

Garry A. Neil	2017	410,000	203,688	838,400	10,380	1,462,468
Chief Scientific Officer	2016	410,000	236,160	545,400	12,119	1,203,679
	2015	410,000	209,100	869,800	11,309	1,500,209

(1)	Amounts included in this column reflect the aggregate grant date fair value of awards granted in the specified year computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of the awards reported in this column, please refer to Note 2(i) to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(2)	Represents health care benefits.

2017 Grants of Plan-Based Awards Table

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options(1) (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Michael F. Cola	2/17/2017	250,000	(2)	$4.91	$674,500
Michael F. Cola	8/11/2017	500,000	(3)	1.32	373,500
Brian D. Piper	2/17/2017	190,000	(2)	4.91	512,620
Brian D. Piper	8/11/2017	380,000	(3)	1.32	283,860
Garry A. Neil	2/17/2017	200,000	(2)	4.91	539,600
Garry A. Neil	8/11/2017	400,000	(3)	1.32	298,800

(1)	All options reported in this table were granted under the Stock Incentive Plan.

(2)	These options vest in three equal annual installments beginning on the first anniversary of the grant date.

(3)	One third of these granted options vest on the first anniversary of the grant date with the remaining options vesting in 24 equal monthly installments beginning one month following the first anniversary of the grant date.

(4)	Amounts included in this column reflect the aggregate grant date fair value of awards granted in the specified year computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of the awards reported in this column, please refer to Note 2(i) to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

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Employment Agreements with Named Executive Officers

We have employment and other service agreements with all of our NEOs. The following is a summary of the material terms of the compensatory elements of the employment agreements. Additional details of each employment agreement are described under the headings “Potential Payments Upon Termination or Change of Control.”

Michael F. Cola

On September 13, 2013, we entered into an employment agreement with Mr. Cola to serve as our President and Chief Executive Officer. The agreement has a term of three years, subject to automatic extension for successive one-year periods unless either party provides 90 days’ advance written notice of such party’s desire not to renew. The agreement provides for an initial base salary at an annual rate of $450,000 (currently $450,000), subject to review by our Board for possible increase, but not decrease. Mr. Cola is also eligible to receive performance-based annual bonuses for each fiscal year ending during the employment period, with any applicable performance metrics and goals to be established by our Board after consultation with Mr. Cola. His initial target bonus was 70% of annual base salary but may be greater or less based upon actual performance and the determination of our Board. He is also entitled to participate in all incentive and benefit plans in effect from time to time with respect to our senior executives in the United States.

Brian D. Piper

On February 1, 2016, we entered into an offer letter with Mr. Piper promoting him to Chief Financial Officer. The material terms of the offer letter were substantially similar to the employment agreement entered into with Mr. Cola, except that Mr. Piper’s offer letter provided for an initial base salary at an annual rate of $300,000 (currently $330,000), an initial target bonus of 50% of annual base salary and that we and Mr. Piper will work in good faith to agree to Mr. Piper’s performance objectives prior to the start of each calendar year.

Garry A. Neil

On September 13, 2013, we entered into an employment agreement with Dr. Neil to serve as our Global Head of Research and Development. His title was changed to Chief Scientific Officer in July 2014, although none of his compensation arrangements changed as a result of the new title. The employment agreement with Mr. Neil is substantially similar to the employment agreement entered into with Mr. Cola, except that Dr. Neil’s employment agreement provides for an initial base salary at an annual rate of $410,000 (currently $410,000) and an initial target bonus of 60% of annual base salary.

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table sets forth certain information, on an award-by-award basis, concerning outstanding unexercised options to purchase common stock for each NEO as of December 31, 2017.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Michael F. Cola	8/11/2017	—	500,000	(1)	$1.32	8/11/2027
	2/17/2017	—	250,000	(2)	4.91	2/17/2027
	4/15/2016	83,333	166,667	(2)	4.83	4/15/2026
	2/18/2015	42,087	—		7.01	2/18/2025
	2/18/2015	125,000	125,000	(3)	7.01	2/18/2025
	4/16/2014	17,327	—		6.45	4/16/2024
	9/13/2013	1,500,000	—		4.22	9/13/2023
Brian D. Piper	8/11/2017	—	380,000	(4)	1.32	8/11/2027
	2/17/2017	—	190,000	(5)	4.91	2/17/2027
	4/15/2016	50,000	100,000	(5)	4.83	4/15/2026
	2/18/2015	25,000	25,000	(6)	7.01	2/18/2025
	4/16/2014	250,000	—		6.45	4/16/2024
Garry A. Neil	8/11/2017	—	400,000	(7)	1.32	8/11/2027
	2/17/2017	—	200,000	(8)	4.91	2/17/2027
	4/15/2016	66,666	133,334	(8)	4.83	4/15/2026
	2/18/2015	100,000	100,000	(9)	7.01	2/18/2025
	4/16/2014	13,532	—		6.45	4/16/2024
	9/13/2013	900,000	—		4.22	9/13/2023

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(1)	One third of these granted options vest on the first anniversary of the grant date with the remaining options vesting in 24 equal monthly installments beginning one month following the first anniversary of the grant date, subject to Mr. Cola’s continuous service through each vesting date.

(2)	These options will vest in three equal annual installments beginning on the first anniversary of the grant date, subject to Mr. Cola’s continuous service through each vesting date.

(3)	These options will vest in four equal annual installments beginning on the first anniversary of the grant date, subject to Mr. Cola’s continuous service through each vesting date.

(4)	One third of these granted options vest on the first anniversary of the grant date with the remaining options vesting in 24 equal monthly installments beginning one month following the first anniversary of the grant date, subject to Mr. Piper’s continuous service through each vesting date.

(5)	These options will vest in three equal annual installments beginning on the first anniversary of the grant date, subject to Mr. Piper’s continuous service through each vesting date.

(6)	These options will vest in four equal annual installments beginning on the first anniversary of the grant date, subject to Mr. Piper’s continuous service through each vesting date.

(7)	One third of these granted options vest on the first anniversary of the grant date with the remaining options vesting in 24 equal monthly installments beginning one month following the first anniversary of the grant date, subject to Dr. Neil’s continuous service through each vesting date.

(8)	These options will vest in three equal annual installments beginning on the first anniversary of the grant date, subject to Dr. Neil’s continuous service through each vesting date.

(9)	These options will vest in four equal annual installments beginning on the first anniversary of the grant date, subject to Dr. Neil’s continuous service through each vesting date.

2017 Option Exercises and Stock Vested

None of our NEOs exercised any options or held any stock awards that vested during the year ended December 31, 2017.

Potential Payments Upon Termination or Change of Control

The employment agreements that we entered into with our NEOs provide for certain payments in connection with a termination of employment.

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We may terminate each such officer’s employment immediately upon written notice in the event of death or disability, in which case he or his estate will be entitled to all wages and benefits earned through the effective date of termination, a pro-rated bonus for the year in which the termination date occurs, a lump sum payment equal to 100% of his annual base salary plus target bonus for the year in which the termination date occurs, continuing coverage under medical and dental plans for a period of up to 18 months after the termination date and immediate vesting of unvested stock options scheduled to vest within 12 months after the termination date (which options would remain exercisable through the earlier of the 24-month anniversary of the termination date or the original expiration date). If such officer terminates his employment for good reason (as defined in the agreement) or we terminate his employment without cause (as defined in the agreement), he will be entitled to all wages and benefits earned through the effective date of termination, a pro-rated bonus for the year in which the termination date occurs, a lump sum payment equal to 150% of his annual base salary plus 150% of his target bonus for the year in which the termination date occurs, continuing coverage under medical and dental plans for a period of up to 18 months after the termination date and immediate vesting of all unvested stock options (which options would remain exercisable through the earlier of the 24-month anniversary of the termination date or the original expiration date). If we terminate such officer’s employment for cause, he will only be entitled to wages and benefits earned through the effective date of termination, and all unvested stock options will expire and vested stock options will terminate and no longer be exercisable. Each such officer may terminate his employment voluntarily without good reason by giving at least 60 days’ prior written notice, in which case he will only be entitled to wages and benefits earned through the effective date of termination, and all unvested stock options will expire and vested stock options will remain exercisable for a period of 90 days after the termination date. Each such officer has agreed not to compete and not to solicit our employees, consultants, customers or suppliers during the period of his employment and for a period of 12 months following the termination of his employment.

Stock Incentive Plan

Except for the options granted to Mr. Cola and Dr. Neil as a material inducement to entering into employment with us in September 2013, all of the options held by our NEOs as of December 31, 2017 were granted under our Stock Incentive Plan, which we initially adopted in March 2006, amended and restated as of March 5, 2012, and, with stockholder approval, subsequently amended, most recently in 2016. The Stock Incentive Plan is administered by the Compensation Committee. Subject to the provisions of the Stock Incentive Plan, the Compensation Committee has full authority and discretion to take any actions it deems necessary or advisable for the administration of the Stock Incentive Plan.

Our Stock Incentive Plan provides that, unless otherwise stated in an award agreement, in the event of a change of control, all outstanding unvested options will be immediately and fully vested and exercisable, and all restrictions applicable to outstanding restricted stock awards will terminate fully, except under certain circumstances in which the relevant participant is associated with the party/ies gaining control of us.

An option holder will have the right to exercise any options held by him or her following the termination of his or her service during the option term, to the extent that the option was exercisable and vested at the date of termination of service:

•	if the termination of service was due to any reason other than death or disability — for the shorter of 90 days from the date of termination of service and the unexpired term of the option; or

•	if the termination of service was due to death or disability of the option holder — for the shorter of one year from the date of termination of service and the unexpired term of the option.

The Compensation Committee may, in its sole discretion, extend these periods. Unless otherwise determined by the Compensation Committee, to the extent that the right to exercise the option has not vested at the date of termination of service, the option will terminate when the option holder’s service terminates. Similarly, unvested awards of restricted stock will be forfeited and returned to us in the event of a termination of service occurring prior to the expiration of the vesting period for the award unless otherwise determined by the Compensation Committee.

For the purposes of the Stock Incentive Plan, termination of service means the termination of a person’s status as our employee or director or (where the person is not an employee or director of our company) the termination of the person’s business relationship with us.

Termination and Change of Control Payments

The following table includes estimated payments owed and benefits required to be provided to our other NEOs under the employment agreements, option agreements and Stock Incentive Plan described above, exclusive of benefits available on a non-discriminatory basis generally, in each case assuming that the triggering event described in the table occurred on December 31, 2017.

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Name	Triggering Event	Cash Severance ($)	Accelerated Vesting of Stock and Option Awards(1) ($)	Continuation of Medical and Dental Benefits(2) ($)	Total ($)
Michael F. Cola	Termination due to death or disability	765,000	—	34,719	799,719
	Termination for good reason or without cause	1,147,500	—	52,079	1,199,579
	Termination for cause	—	—	—	—
	Change of control	—	—	—	—
Brian D. Piper	Termination due to death or disability	—	—	—	—
	Termination for good reason or without cause	495,000	—	21,787	516,787
	Termination for cause	—	—	—	—
	Change of control	—	—	—	—
Garry A. Neil	Termination due to death or disability	656,000	—	10,380	666,380
	Termination for good reason or without cause	984,000	—	15,570	999,570
	Termination for cause	—	—	—	—
	Change of control	—	—	—	—

(1)	Per SEC rules, the value shown for each NEO is the aggregate spread between the closing market price of our common stock on the Nasdaq Global Market of $1.20 per share on December 31, 2017 and the exercise price of the accelerated options, if less than $1.20. No value is assigned to accelerated options with exercise prices equal to or greater than $1.20 per share.

(2)	Represents the estimated cost of providing or paying for continuing medical and dental coverage following termination due to death or disability, or following termination for good reason or without cause.

2017 Director Compensation

In 2017, our directors were compensated in accordance with a comprehensive compensation policy for directors recommended by the Compensation Committee and adopted by our Board in February 2015. Based on the director compensation policy, the compensation earned by non-executive directors for fiscal 2017 was as follows:

Annual retainer	$25,000
Annual committee retainers:
Audit (Chair/Member)	$15,000/$7,500
Compensation (Chair/Member)	$10,000/$5,000
Nominating and Corporate Governance (Chair/Member)	$7,000/$3,500
Science and Technology (Chair/Member)	$10,000/$5,000
Annual option grant to Chairman of the Board	80,000 shares
Annual option grant to all other directors	20,000 shares

The following table provides director compensation information for the year ended December 31, 2017 for our directors who served as such at any time during that year (other than Mr. Cola, whose compensation is fully reflected in the Summary Compensation Table above).

Name	Fees Earned or Paid in Cash ($)		Option Awards(*) ($)		Total ($)
Sol J. Barer	—	(1)	59,200	(2)	59,200
Eugene A. Bauer	30,000		14,800	(3)	44,800
Matthew D. Bayley	6,250		30,920	(4)	37,170
Isaac Blech	16,750		—	(5)	16,750
Alastair Clemow	46,000		14,800	(6)	60,800
Barbara G. Duncan	45,000		14,800	(7)	59,800
Wilbur H. Gantz	36,000		14,800	(8)	50,800
Joseph J. Grano, Jr.	37,000		14,800	(9)	51,800

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*	Amounts included in this column reflect the aggregate grant date fair value of awards granted in 2017 computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of the awards reported in this column, please refer to Note 2(i) to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(1)	Dr. Barer has waived receiving any cash fees to which he would have been entitled for his service on our Board of Directors and any of its committees.

(2)	Represents the grant date fair value of options to purchase 80,000 shares of common stock granted on June 22, 2017 under our Stock Incentive Plan at an exercise price of $1.32 per share. Such options have a 10-year term and vest in full on the first anniversary of the grant date. As of December 31, 2017, Dr. Barer or affiliated trusts held options to purchase an aggregate of 670,000 shares of common stock.

(3)	Represents the grant date fair value of options to purchase 20,000 shares of common stock granted on June 22, 2017 under our Stock Incentive Plan at an exercise price of $1.32 per share. Such options have a 10-year term and vest in full on the first anniversary of the grant date. As of December 31, 2017, Dr. Bauer held options to purchase an aggregate of 138,571 shares of common stock.

(4)	Represents the grant date fair value of options to purchase 40,000 shares of common stock granted on December 4, 2017 under our Stock Incentive Plan at an exercise price of $1.25 per share upon Dr. Bayley’s appointment to our Board. Such options have a 10-year term and vest in three equal annual installments beginning on the first anniversary of the grant date. As of December 31, 2017, Dr. Bayley held options to purchase an aggregate of 40,000 shares of common stock.

(5)	As of December 31, 2017, Mr. Blech held no options to purchase common stock.

(6)	Represents the grant date fair value of options to purchase 20,000 shares of common stock granted on June 22, 2017 under our Stock Incentive Plan at an exercise price of $1.32 per share. Such options have a 10-year term and vest in full on the first anniversary of the grant date. As of December 31, 2017, Dr. Clemow held options to purchase an aggregate of 180,714 shares of common stock.

(7)	Represents the grant date fair value of options to purchase 20,000 shares of common stock granted on June 22, 2017 under our Stock Incentive Plan at an exercise price of $1.32 per share. Such options have a 10-year term and vest in full on the first anniversary of the grant date. As of December 31, 2017, Ms. Duncan held options to purchase an aggregate of 80,000 shares of common stock.

(8)	Represents the grant date fair value of options to purchase 20,000 shares of common stock granted on June 22, 2017 under our Stock Incentive Plan at an exercise price of $1.32 per share. Such options have a 10-year term and vest in full on the first anniversary of the grant date. As of December 31, 2017, Mr. Gantz held options to purchase an aggregate of 375,000 shares of common stock.

(9)	Represents the grant date fair value of options to purchase 20,000 shares of common stock granted on June 22, 2017 under our Stock Incentive Plan at an exercise price of $1.32 per share. Such options have a 10-year term and vest in full on the first anniversary of the grant date. As of December 31, 2017, Mr. Grano held options to purchase an aggregate of 375,000 shares of common stock.

Indemnification of Officers and Directors

Our amended and restated certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the General Corporation Law of the State of Delaware, which we refer to as the DGCL. Our amended and restated certificate of incorporation provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors for any of the following:

•	Any transaction from which the director derived an improper personal benefit;

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•	Acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

•	Voting or assenting to unlawful payments of dividends or other distributions.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect to any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited in accordance with the DGCL.

In addition, our amended and restated certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

We maintain directors and officers liability insurance coverage for the benefit of our directors and officers. Such insurance is generally designed to respond to claims against company officers and directors alleging breach of duty. Subject to their terms, conditions, and exclusions, these policies respond to civil and criminal matters, including securities-related matters. Our company’s program structure consists of “standard” coverage, as well as “A-side difference in conditions” coverage. Standard coverage includes coverage for non-indemnifiable claims against individuals, or A-side claims, indemnifiable claims against individuals, and securities claims (including securities claims against the corporate entity). The separate A-side difference in conditions coverage responds only for non-indemnifiable claims. Subject to its terms, conditions, and exclusions, the A-side coverage responds when the underlying standard coverage fails to respond in certain situations. We believe our coverage is consistent with industry standards.

Equity Compensation Plan Information

The following table provides information as of December 31, 2017 regarding the common stock that may be issued as stock grants or upon exercise of options, warrants and rights under all of our equity compensation plans, including individual compensation arrangements.

Plan Category	Number of Shares to Be Issued Upon Exercise of Outstanding Options and Warrants(1)		Weighted Average Exercise Price of Outstanding Options and Warrants	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	7,254,162	(2)	$4.35	901,270
Equity compensation plans not approved by security holders	3,875,000	(3)	$4.35	—
Total	11,129,152		$4.35	901,270

(1)	The number of shares is subject to adjustment in the event of stock splits and other similar events.

(2)	Consists of options awarded under the Stock Incentive Plan.

(3)	Consists of:

(i)	Inducement awards granted in September 2013 outside of the Stock Incentive Plan to Mr. Cola (1,500,000 options), Dr. Leaman (800,000 options) and Dr. Neil (900,000 options). Dr. Leaman’s options expired on February 9, 2018;

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(ii)	Inducement awards of an aggregate of 275,000 options granted outside of the Stock Incentive Plan to two new employees in December 2015 having an exercise price of $7.37 per share and expiring on December 10, 2025. 125,000 of which expired as of December 31, 2017;

(iii)	An inducement award of 100,000 options granted outside of the Stock Incentive Plan to a new employee in February 2016 having an exercise price of $3.64 per share and expiring on February 2, 2026;

(iv)	An inducement award of 200,000 options granted outside of the Stock Incentive Plan to a new employee in March 2016 having an exercise price of $4.42 per share and expiring on March 7, 2026;

(v)	An inducement award of 100,000 options granted outside of the Stock Incentive Plan to a new employee in April 2016 having an exercise price of $5.07 per share and expiring on April 19, 2026;

(vi)	Warrants to purchase an aggregate of 125,000 shares of common stock issued as compensation to consultants, as further described in Note 7 to the condensed consolidated financial statements included herein.

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PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 20, 2018 by the following:

•	Each of our directors and NEOs;

•	All of our directors and executive officers as a group; and

•	Each person or group of affiliated persons, known to us to beneficially own 5% or more of our outstanding common stock.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated.

For purposes of the table below, we treat shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days after April 20, 2018 to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of the person, but we do not treat the shares as outstanding for the purpose of computing the percentage ownership of any other stockholder.

Except as otherwise set forth below, the address of each of the persons or entities listed in the table is c/o Aevi Genomic Medicine, Inc., 435 Devon Park Drive, Suite 715, Wayne, Pennsylvania 19087.

	Shares Beneficially Owned
Name	Number	Percentage**

Named Executive Officers and Directors:

Sol J. Barer(1)	2,212,644	3.7%
Eugene A. Bauer(2)	287,816	*
Matthew D. Bayley	0	*
Alastair Clemow(3)	221,780	*
Michael F. Cola(4)	2,236,578	3.6%
Barbara G. Duncan(5)	116,782	*
Wilbur H. Gantz(6)	433,134	*
Joseph J. Grano, Jr.(7)	175,908	*
Garry A. Neil(8)	1,391,650	2.3%
Brian F. Piper(9)	453,272	*
All currently-serving directors and executive officers as a group (10 persons)(10)	7,529,564	11.7%

	Shares Beneficially Owned
Name	Number	Percentage**

5% Stockholders:
The Children’s Hospital of Philadelphia Foundation(11)	18,697,233	30.1%
Adage Capital Partners, L.P.(12)	5,923,633	9.9%
Philip R. Harper(13)	4,924,819	8.3%
Baker Bros. Advisors(14)	4,055,142	6.8%

*	Represents less than 1%.

**	Percentages calculated in accordance with SEC rules and based upon 59,337,265 shares of common stock outstanding as of April 20, 2018.

(1)	Consists of:

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(i)	1,028,032 shares of common stock, 15,000 options having an exercise price of $7.25 per share expiring on January 2, 2023, 15,000 options having an exercise price of $6.50 per share expiring on January 2, 2024, 80,000 options having an exercise price of $7.01 per share expiring on February 18, 2025, 80,000 options having an exercise price of $4.83 per share expiring on April 15, 2026 and 74,912 warrants to purchase common stock having an exercise price of $2.84 per share expiring on October 17, 2022 held directly by Dr. Barer;

(ii)	153,846 shares of common stock held by Dr. Barer’s wife;

(iii)	200,000 options having an exercise price of $5.22 per share expiring on September 13, 2023, held by the Sol J. Barer 2014 Grantor Retained Annuity Trust No. III, of which Dr. Barer is the sole trustee and annuitant;

(iv)	200,000 options having an exercise price of $5.22 per share expiring on September 13, 2023, held by the Meryl Barer 2014 Grantor Retained Annuity Trust No. III, of which Dr. Barer’s wife is the sole trustee and annuitant; and

(v)	365,854 shares of common stock held by the Sol J. Barer 2013 Grantor Retained Annuity Trust No. IV, of which Dr. Barer is the sole trustee and annuitant.

(2)	Consists of 165,715 shares of common stock, 28,571 options having an exercise price of $8.19 per share expiring on September 14, 2020, 50,000 options having an exercise price of $6.70 per share expiring on November 11, 2023, 20,000 options having an exercise price of $7.01 per share expiring on February 18, 2025, 20,000 options having an exercise price of $4.83 per share expiring on April 15, 2026 and 3,530 warrants to purchase common stock having an exercise price of $2.84 per share expiring on October 17, 2022.

(3)	Consists of 57,536 shares of common stock, 12,857 options having an exercise price of $8.19 per share expiring on September 13, 2020, 12,857 options having an exercise price of $6.55 per share expiring on January 11, 2021, 15,000 options having an exercise price of $2.66 per share expiring on January 3, 2022, 15,000 options having an exercise price of $7.25 per share expiring on January 2, 2023, 50,000 options having an exercise price of $6.70 per share expiring on November 11, 2023, 15,000 options having an exercise price of $6.50 per share expiring on January 2, 2024, 20,000 options having an exercise price of $7.01 per share expiring on February 18, 2025, 20,000 options having an exercise price of $4.83 per share expiring on April 15, 2026 and 3,530 warrants to purchase common stock having an exercise price of $2.84 per share expiring on October 17, 2022.

(4)	Consists of 218,483 shares of common stock, 1,500,000 options having an exercise price of $4.22 per share expiring on September 13, 2023, 17,327 options having an exercise price of $6.45 per share expiring on April 16, 2024, 229,587 options having an exercise price of $7.01 per share expiring on February 18, 2025, 166,667 options having an exercise price of $4.83 per share expiring on April 15, 2026, 83,333 options having an exercise price of $4.91 per share expiring on February 17, 2027 and 21,181 warrants to purchase common stock having an exercise price of $2.84 per share expiring on October 17, 2022.

(5)	Consists of 59,524 shares of common stock, 26,667 options having an exercise price of $8.09 per share expiring on July 22, 2025, 20,000 options having an exercise price of $4.83 per share expiring on April 15, 2026 and 10,591 warrants to purchase common stock having an exercise price of $2.84 per share expiring on October 17, 2022.

(6)	Consists of 71,073 shares of common stock, 300,000 options having an exercise price of $6.29 per share expiring on October 16, 2018, 15,000 options having an exercise price of $6.50 per share expiring on January 2, 2024, 20,000 options having an exercise price of $7.01 per share expiring on February 18, 2025, 20,000 options having an exercise price of $4.83 per share expiring on April 15, 2026 and 7,061 warrants to purchase common stock having an exercise price of $2.84 per share expiring on October 17, 2022.

(7)	Consists of 113,847 shares of common stock, 15,000 options having an exercise price of $6.50 per share expiring on January 2, 2024, 20,000 options having an exercise price of $7.01 per share expiring on February 18, 2025, 20,000 options having an exercise price of $4.83 per share expiring on April 15, 2026 and 7,061 warrants to purchase common stock having an exercise price of $2.84 per share expiring on October 17, 2022.

(8)	Consists of 114,774 shares of common stock, 900,000 options having an exercise price of $4.22 per share expiring on September 13, 2023, 13,532 options having an exercise price of $6.45 per share expiring on April 16, 2024, 150,000 options having an exercise price of $7.01 per share expiring on February 18, 2025, 133,333 options having an exercise price of $4.83 per share expiring on April 15, 2026, 66,667 options having an exercise price of $4.91 per share expiring on February 17, 2027 and 13,344 warrants to purchase common stock having an exercise price of $2.84 per share expiring on October 17, 2022.

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(9)	Consists of 2,439 shares of common stock, 250,000 options having an exercise price of $6.45 per share expiring on April 16, 2024, 37,500 options having an exercise price of $7.01 per share expiring on February 18, 2025, 100,000 options having an exercise price of $4.83 per share expiring on April 15, 2026 and 63,333 options having an exercise price of $4.91 per share expiring on February 17, 2027.

(10)	Footnotes (1) through (9) are incorporated herein.

(11)	Information based solely on a Schedule 13D filed with the SEC by The Children’s Hospital of Philadelphia Foundation (the “Foundation”) on October 17, 2017 (the “CHOP Schedule 13D”). According to the CHOP Schedule 13D, the Foundation is the beneficial owner of 18,697,233 shares of common stock, consisting of 15,873,016 shares of common stock, and 2,824,217 shares of common stock issuable upon the exercise of a warrant held by the Foundation. The Foundation’s Board of Trustees, or a committee designated by the Board of Trustees, has voting and investment power over the securities. No member of the Foundation’s Board of Trustees or investment committee may act individually to vote or sell securities held by the Foundation; therefore, no individual board or committee member is deemed to beneficially own, within the meaning of Rule 13d-3, any securities held by the Foundation solely by virtue of the fact that he or she is a member of the Board of Trustees or the investment committee. The Foundation’s address is 3401 Street & Civic Center Boulevard, Philadelphia, Pennsylvania 19104.

(12)	Information based solely on a Schedule 13G/A filed with the SEC by Adage Capital Partners, L.P. (“ACP”), Adage Capital Partners GP, L.L.C. (“ACPGP”), Adage Capital Advisors, L.L.C. (“ACA”), Robert Atchinson, and Phillip Gross on February 13, 2018 (the “Adage Schedule 13G”). According to the Adage Schedule 13G, ACP is the beneficial owner of 5,923,633 shares of common stock, consisting of 5,500,000 shares of common stock, and 423,633 shares of common stock issuable upon exercise of a warrant. ACP has the power to dispose of and the power to vote the shares of common stock beneficially owned by it, which power may be exercised by its general partner, ACPGP. ACA, as managing member of ACPGP, directs ACPGP’s operations. Neither ACPGP nor ACA directly own any shares of common stock. By reason of the provisions of Rule 13d-3, ACPGP and ACA may be deemed to beneficially own the shares owned by ACP. Messrs. Atchinson and Gross, as managing members of ACA, have shared power to vote the shares of common stock beneficially owned by ACP. Neither Mr. Atchinson nor Mr. Gross directly own any shares of common stock. By reason of the provisions of Rule 13d-3, each may be deemed to beneficially own the shares beneficially owned by ACP. Adage Capital Partners GP, L.L.C. is the general partner of Adage, and Adage Capital Advisors, L.L.C. is the managing member of Adage Capital Partners GP, L.L.C.; therefore, Adage Capital Partners GP, L.L.C. and Adage Capital Partners L.P. may be deemed to beneficially own securities owned by Adage. The address of the business office of each of the reporting persons is 200 Clarendon Street, 52nd floor, Boston, Massachusetts 02116.

(13)	Information based solely on a Schedule 13G filed with the SEC by Philip R. Harper on February 6, 2018 (the “Harper Schedule 13G”). According to the Harper Schedule 13G, Mr. Harper owns 4,924,819 shares of common stock and has sole voting and dispositive power over 4,924,819 shares of common stock. The address for Mr. Harper is 1850 Rose Cottage Lane, Malvern, Pennsylvania 19355.

(14)	Information based solely on a Schedule 13G filed with the SEC by Baker Bros. Advisors LP (the “Adviser”), Baker Bros. Advisors (GP) LLC (the “Adviser GP”), Felix J. Baker and Julian C. Baker on February 13, 2018 (the “Baker Schedule 13G”). According to the Baker Schedule 13G, shares of common stock beneficially owned by the Adviser are held by: (i) 415,911 shares owned by 667, L.P. (“667”) and (ii) 3,639,231 shares owned by Baker Brothers Life Sciences, L.P. (“BBLS”). These amounts include shares of common stock as well as shares of common stock issuable upon exercise of warrants. The warrants are only exercisable to the extent that the holders thereof together with their affiliates would beneficially own, for purposes of Section 13(d) no more than 4.99% of our outstanding common stock after conversion. As a result of this restriction, the number of shares that may be issued upon exercise of the warrants by the above holders may change depending upon changes in the outstanding shares. Adviser GP is the sole general partner of the Adviser. Julian C. Baker and Felix J. Baker have voting and investment power over our securities held by each of 667 and BBLS, as principals of Adviser GP. Julian C. Baker, Felix J. Baker, Adviser and Adviser GP disclaim beneficial ownership of our securities held by 667 and BBLS, except to the extent of their pecuniary interest therein. The address of the business office of each of the reporting persons is c/o Baker Bros. Advisors LP, 860 Washington Street, 3rd Floor, New York, New York 10014.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during 2017 all of our officers and directors filed the required reports on a timely basis under Section 16(a).

Certain Relationships and Related Transactions

Review and approval of related party transactions has been delegated by the Board of Directors to the Audit Committee. The Audit Committee reviews and approves all transactions that are required to be reported pursuant to Item 404(a) of Regulation S-K.

In October 2017, we completed a sale of 22,222,222 shares of our common stock and warrants to purchase up to an aggregate of 3,953,904 shares of our common stock at a purchase price of $1.26 per share of common stock and accompanying warrant in a private placement transaction. The aggregate proceeds from the private placement were approximately $28.0 million. Among the participants in the private placement were our directors, executive officers, and investors who became holders of at least 5% of our common stock as a result of the transaction. The following table summarizes approximate dollar value of the amount of certain related persons’ interest in the private placement transaction:

	Number of	Number of
Related Party	Shares Purchased	Warrants Purchased	Approximate Value ($)
Children’s Hospital of Philadelphia Foundation, 5% holder	15,873,016	2,824,217	20,000,000
Adage Capital Partners, L.P., 5% holder	2,380,952	423,633	3,000,000
Baker Bros. Advisors, 5% holder	3,174,603	564,843	4,000,000
Sol J. Barer, Director	421,032	74,912	530,500
Michael F. Cola, Executive Officer and Director	119,048	21,181	150,000

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PROPOSAL 2: APPROVAL OF AN AMENDMENT TO OUR STOCK INCENTIVE PLAN

Our Stock Incentive Plan was initially adopted in March 2006, amended and restated as of March 5, 2012, and, with stockholder approval, subsequently amended, most recently in 2016. Following the most recent amendment, up to 9,178,571 shares of our common stock are currently authorized to be issued pursuant to options and other equity awards granted under the Stock Incentive Plan, 7,941,633 shares of which have been issued or have been allocated to be issued as of April 20, 2018 and 1,236,938 shares remain available for future issuance as of April 20, 2018. Additionally, in April 2018, the Compensation Committee of our Board, or the Committee, approved grants of stock options to our directors and members of our senior management that are conditioned on stockholder approval of the proposed amendment to the Stock Incentive Plan, as further described below.

Our ability to grant equity awards is a necessary and powerful tool for recruitment and retention of valuable employees. We have strived to use our equity plan resources effectively and maintain an appropriate balance between stockholder interests and the ability to attract, retain and reward employees, directors, advisors and consultants who are vital to our long-term success. However, we believe there are insufficient shares remaining under our Stock Incentive Plan to meet our current and projected needs. Accordingly, on April 27, 2018, our Board of Directors unanimously approved an amendment to our Stock Incentive Plan, subject to stockholder approval, under which the maximum number of shares of common stock authorized to be issued under the Stock Incentive Plan is increased by 4,000,000 shares, from 9,178,571 shares to 13,178,571 shares. We are requesting stockholder approval of the amendment to the Stock Incentive Plan with an increased aggregate share limit so that we can continue to utilize the Stock Incentive Plan as an effective tool to attract, retain and motivate high-quality employees, officers, directors, advisors and consultants, especially in light of the increased growth of our business activities. The Committee sought advice from Radford, its outside consultant, regarding the appropriate size of our equity plan and determined that the increase described in this proposal was within the industry standards and consistent with other companies comparable to us in terms of stage of development. Our Board believes the ability to grant stock options and other equity awards provides us with a powerful and necessary mechanism to attract and retain directors, officers and other valuable employees, especially in light of our limited cash resources.

The full text of the proposed amendment to the Stock Incentive Plan is set forth in Appendix A to this proxy statement.

Summary of the Stock Incentive Plan

The following is a brief summary of the Stock Incentive Plan, as currently in effect and as proposed to be amended. This summary is qualified in its entirety by reference to the text of the Stock Incentive Plan (as amended to date and as proposed to be amended, subject to approval of this Proposal 2 by our stockholders at the annual meeting), a copy of which is attached as Appendix B to this proxy statement.

We initially adopted the Stock Incentive Plan in March 2006, amended and restated the Stock Incentive Plan effective as of March 5, 2012, and, with stockholder approval, subsequently amended it, most recently in 2016. The only change in the terms of the Stock Incentive Plan is to increase the number of shares available by 4,000,000 shares. The following is a summary of its principal terms:

Purpose

The purpose of the Stock Incentive Plan is to provide us with the means to offer incentives to our employees, directors, advisors and consultants in order to attract, retain and motivate them by allowing them to share in the benefits of future growth in our value through the acquisition of common stock. These incentives may constitute incentive stock options (each an “ISO”), nonqualified stock options (each an “NSO”), stock appreciation rights (each an “SAR”), restricted share awards, share unit awards or other forms of share-based incentives.

Administration

The Stock Incentive Plan is administered by the Committee. Subject to the provisions of the Stock Incentive Plan, the Committee has full authority and discretion to select participants to receive awards, determine the type, terms and conditions of awards, interpret the Stock Incentive Plan and make all determinations necessary or advisable for the administration of the Stock Incentive Plan.

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Eligibility

Employees, directors, advisors and consultants to our company and our affiliates selected for the receipt of awards under the Stock Incentive Plan are eligible for the grant of awards under the Stock Incentive Plan. Only employees of our company are eligible for the grant of ISOs. As of April 20, 2018, approximately 20 employees, including our named executive officers, 5 consultants and 6 non-employee directors, would be eligible to participate in the Stock Incentive Plan. The number in each class of participants is likely to fluctuate over time, and we cannot now specify what these numbers will be in the future. Whether an eligible person is selected to receive an award under the Stock Incentive Plan, and the type and size of any award granted, is determined by the Committee in its discretion. In exercising its discretion, the Committee considers the purposes of the Stock Incentive Plan, which are (1) to assist us and our affiliates in attracting and retaining valued employees, directors, consultants and advisors; (2) to act as an incentive in motivating selected employees, directors, consultants and advisors to achieve long-term corporate objectives; and (3) to allow those employees, directors, consultants and advisors to share the benefits of future growth in the value of the company that they help to create by providing them with the opportunity to acquire shares of our common stock.

Common stock available under the Stock Incentive Plan

The maximum aggregate number of shares of our common stock reserved and available for issuance under the Stock Incentive Plan is currently 9,178,571 shares (which number includes shares previously issued under the Stock Incentive Plan or issuable pursuant to awards previously granted under the Stock Incentive Plan). The proposed amendment to the Stock Incentive Plan, if approved by our stockholders, will increase the number of shares of common stock reserved and available for issuance under the Stock Incentive Plan by 4,000,000 shares to an aggregate of 13,178,571 shares (all of which may be issued as ISOs). To the extent that any shares covered by an award under the Stock Incentive Plan are not delivered for any reason, including because the award is forfeited, cancelled or settled in cash, or shares are withheld to satisfy tax withholding requirements, the shares will not be deemed to have been issued for purposes of determining the maximum number of shares available for issuance under the Stock Incentive Plan. For SARs that are settled in shares, only the actual shares delivered will be counted for purposes of these limitations. If any option granted under the Stock Incentive Plan is exercised by tendering shares, only the number of shares issued net of the shares tendered will be counted for purposes of these limitations. If the withholding tax liabilities arising from an award under the Stock Incentive Plan are satisfied by the tendering of shares of our common stock to us or by the withholding of shares by us, such shares will not be deemed to have been issued for purposes of determining the maximum number of shares available for issuance under the Stock Incentive Plan. The market value of our common stock as of April 20, 2018 was $1.60.

The following additional limits apply to awards under the Stock Incentive Plan that were intended to be “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”):

(a) the maximum number of shares that may be covered by options or SARs that are granted to any one participant during any calendar year is 300,000 shares;

(b) the maximum number of shares that may be covered by stock awards that are granted to any one participant during any calendar year is 300,000 shares; and

(c) the maximum amount of cash-settled stock awards payable to any one participant with respect to any calendar year is $300,000.

As a result of the 2017 tax reform (as further discussed below under the heading “Code Section 162(m) limitations”), the foregoing limits are no longer applicable. No awards may be granted under the Stock Incentive Plan after March 5, 2022, or after termination of the Stock Incentive Plan by action of our Board of Directors, whichever occurs sooner.

Award agreements and restrictions on transferability

Each award or sale of shares of our common stock under the Stock Incentive Plan must be evidenced by an award agreement between us and the recipient, though signature by the recipient may not always be required. Except as may be expressly stated in an award agreement, the rights awarded under the Stock Incentive Plan are non-transferable other than by will or the intestacy laws applying to the estate of a deceased award holder.

Stock options

Stock options entitle the holder to purchase from us a stated number of shares at a fixed exercise price. The Stock Incentive Plan permits the grant of stock options that are intended to qualify as ISOs or NSOs.

Award agreements

The award agreement must specify the number of shares of our common stock that are subject to the option and whether the option is intended to be an ISO or an NSO.

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Exercise price

The exercise price per share of an option may not be less than the fair market value of a share on the grant date of the option. If the option holder holds more than 10% of the combined voting power of all classes of our shares at the date of grant (a “materially interested participant”), the exercise price per share of an ISO must be at least 110% of fair market value. Subject to the foregoing, the exercise price under any option is determined by the Committee.

Term

The term of an option may in no event exceed 10 years from the date of grant. The term of an ISO granted to a materially interested participant may not exceed five years from the date of grant. Subject to the foregoing, the Committee in its sole discretion determines the term of options.

Rights of exercise on termination of service

Unless the Committee, in its sole discretion, otherwise provides, the option holder will have the right to exercise any options held by him or her following the termination of his or her service during the option term, to the extent that the option was exercisable and vested at the date of termination of service:

(a) if the termination of service was due to any reason other than death or disability – for the shorter of 90 days from the date of termination of service and the unexpired term of the option;

(b) if the termination of service was due to death or disability of the option holder – for the shorter of one year from the date of termination of service and the unexpired term of the option;

Unless the Committee, in its sole discretion, otherwise provides, to the extent that the right to exercise the option has not vested at the date of termination of service, the option will terminate when the option holder’s service terminates.

For the purposes of the Stock Incentive Plan, termination of service means the termination of a person’s status as an employee or director of our company or (where the person is not an employee or director of our company) the termination of the person’s business relationship with us.

Rights in respect of common stock

An option holder or a transferee of an option will have no rights as a stockholder with respect to any common stock covered by the option until such person becomes the holder of record of such shares of common stock.

Exercise

Options are to be exercised under the procedures established or approved by the Committee from time to time. The exercise price payable on exercise of an option is to be paid in full in cash or by such other means as the Committee may permit, including by personal, certified or cashiers’ check, in shares of our common stock (valued at fair market value as of the day of exercise) either via attestation or actual delivery, by net exercise, by other property deemed acceptable by the Committee or by irrevocably authorizing a third party to sell shares of our common stock and remit a sufficient portion of the proceeds to our company to satisfy the exercise price (sometimes referred to as a “cashless exercise”) or in any combination of the foregoing methods deemed acceptable by the Committee. In a net exercise, the person exercising the option does not pay any cash and the net number of shares received will be equal in value to the number of shares as to which the option is being exercised, multiplied by a fraction, the numerator of which is the fair market value less the exercise price, and the denominator of which is fair market value. The value attributable to common stock transferred to us in such fashion is determined by reference to the fair market value of a share of common stock at the date of exercise of the option.

Early exercise

The Committee may permit, at its sole discretion, the exercise of any option prior to the time when the option would otherwise have become exercisable under the relative award agreement.

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Further, an award agreement may provide for the option holder to exercise the option, in whole or in part, prior to the date when the option becomes fully vested. This may either be stipulated at the time of grant or as subsequently amended. In the event of any early exercise of an option, we will have the right to repurchase the common stock that had been so acquired by the option holder on terms specified by the Committee. Further, in such circumstances, the Committee will determine the time and/or event that shall cause such repurchase right to terminate and the common stock to vest fully in the option holder.

Stock appreciation rights

The Stock Incentive Plan also allows the Committee to grant SARs to eligible participants in the Stock Incentive Plan. Upon exercise of an SAR, the participant is entitled to receive an amount equal to the excess (if any) of the fair market value of a share of common stock on the date of exercise over the amount of the exercise price for such SAR stipulated in the award agreement. The exercise price of an SAR may not be less than the fair market value of a share on the grant date of the SAR. SARs may be granted either independently or in tandem with or by reference to options granted prior to or simultaneously with the grant of SARs to the same participant. Where granted in tandem or by reference to a related option, the participant may elect to either exercise the option or the SARs (but not both).

Any payment which may become due from us following exercise of an SAR may be paid (at the election of the Committee) to the participant either in cash and/or through the issuance of shares of common stock. Where any shares are to be issued in satisfaction of the payment due to the participant, the number of shares of common stock will be determined by dividing the amount of the payment entitlement by the fair market value of a share of common stock on the exercise date.

The provisions as to the ability to impose conditions to exercise on grant, the duration of the SARs, the exercise procedures (including upon termination of service) and the procedure for early exercise that apply to options granted under the Stock Incentive Plan generally apply in the same fashion to SARs.

Restricted stock awards

The Committee may grant to any person eligible under the Stock Incentive Plan an award of a number of shares of our common stock, subject to terms, conditions and restrictions as determined by the Committee. Until lapse or release of all forfeiture restrictions applicable to a restricted stock award, either the stock certificates representing the same may be retained by or on behalf of us or, if the certificate for the same bears a restrictive legend, can be held by the participant.

The recipient of a restricted stock award will have all the rights associated with ownership of a share of our common stock, including the right to receive dividends and to vote, except that any common stock or other securities distributed as a dividend or otherwise as a right associated with ownership of common stock which are subject to a restriction which has not yet lapsed, will be subject to the same restrictions as such restricted common stock.

Common stock which is subject to a restricted stock award may not be assigned, transferred or otherwise dealt with prior to the lapse of the restrictions applicable to such shares.

Upon expiration or termination of the forfeiture restrictions and the release or satisfaction of any other conditions applying to the restricted stock award, the restricted status of the shares of common stock will cease and the shares of common stock will be free of the restrictions imposed under the restricted stock awards. All rights of a restricted stock award holder will cease and terminate in the event of a termination of service occurring prior to the expiration of the forfeiture period applicable to the award and satisfaction of all other applicable conditions.

The forfeiture period and/or any conditions set out in the restricted stock award may be waived by the Committee in its discretion.

Change of control

Unless provided otherwise in an award agreement, as of a change of control of the Company, all outstanding options and SARs under the Stock Incentive Plan will immediately vest and become exercisable and all outstanding restricted shares under the Stock Incentive Plan will immediately vest. The change of control provisions contained in the Stock Incentive Plan generally do not apply if the relevant participant is associated with the party or parties gaining control of us, to the extent prescribed by the Stock Incentive Plan.

Other share-based awards

Other share-based awards, consisting of share purchase rights, restricted stock unit awards, awards of common stock or awards valued in whole or in part by reference to or otherwise based on our common stock, may be granted either alone or in addition to or in conjunction with other awards under the Stock Incentive Plan. The terms of any such award will be determined in the sole discretion of the Committee.

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Unless otherwise determined in the relative award agreement, such other share-based awards will be subject to the following:

(a) no sale, assignment, transfer, pledging or other dealing with the relevant common stock may be undertaken until the applicable restriction, performance condition or other deferral period has lapsed; and

(b) the recipient of the award will be entitled to receive interest, dividends or dividend equivalents with respect to the underlying shares of common stock or other securities covered by the award, subject to the terms established by the Committee.

If the vesting of the award is conditional upon achievement of certain performance measurements and a change of control occurs in relation to us then:

(i) if the actual level of performance, determined by reference to the performance measurement specified in the award agreement, is less than 50% at the time of the change of control, then the award will become vested and exercisable in respect of a proportion of the award where the numerator is equal to the percentage of attainment and the denominator is 50%; and

(ii) if the actual level of performance, determined by reference to the performance measurement specified in the award agreement, is at least 50% at the time of the change of control, then such award will become fully vested and exercisable.

Adjustments to reflect capital changes

The number and kind of shares subject to outstanding awards, the exercise price for such shares and the number and kind of shares available for awards to be granted under the Stock Incentive Plan will automatically be adjusted to reflect any share dividend, sub-division, consolidation, exchange of shares, merger or other change in capitalization with a similar substantive effect upon the Stock Incentive Plan or the awards granted under the Stock Incentive Plan. The Committee will have the power and sole discretion to determine the amount of the adjustment to be made in each case. If we enter into a merger, outstanding awards will be subject to the terms of the merger agreement or applicable reorganization arrangements and may give rise to the substitution of new awards for awards received under the Stock Incentive Plan, acceleration of vesting or expiration or settlement in cash or cash equivalents.

Amendment and termination of the Stock Incentive Plan

Amendment

The Committee may amend the Stock Incentive Plan at any time and for any reason, except that no amendment may, without the consent of the participant, materially adversely affect the rights of a participant under an award. Moreover, in general, no amendment to the Stock Incentive Plan may (a) materially increase the benefits accruing to participants, (b) materially increase the aggregate number of securities that may be issued, or (c) materially modify the requirements for participation, unless such amendment is approved by a majority of votes cast by the stockholders of our company in accordance with applicable stock exchange rules. Notwithstanding the foregoing, the Committee may amend the Stock Incentive Plan as deemed necessary or advisable for the purpose of conforming the Plan or an award to any applicable law.

Termination

The Committee may terminate the Stock Incentive Plan at any time and for any reason, except that no such termination may, without the consent of the participant, materially adversely affect the rights of a participant under an outstanding award.

No repricing

In general, no adjustment or reduction of the exercise price of any outstanding option or SAR in the event of a decline in our common stock price is permitted without approval by the stockholders of our company.

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Clawback policy

All awards, amounts and benefits received under the Stock Incentive Plan will be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable company clawback policy or any applicable law.

Code Section 162(m) limitations

Code Section 162(m)

A U.S. income tax deduction for our company generally will be unavailable for annual compensation in excess of $1 million paid to a “covered employee” (our Chief Executive Officer and three other most highly compensated executive officers other than the Chief Financial Officer). Prior to the 2017 tax reform, however, amounts that constitute “performance-based compensation” under Code Section 162(m) are not counted toward the $1 million limit. It is expected that, generally, options and SARs granted under the Stock Incentive Plan prior to November 2, 2017 will satisfy the requirements for “performance-based compensation.” Additionally, with respect to stock awards granted prior to November 2, 2017, the Committee designated whether any stock awards granted to any participant were intended to be “performance-based compensation.” Any such awards that were designated as intended to be “performance-based compensation” are conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m).

The performance measures that may be used for awards designated as intended to be “performance-based compensation” will be based on any one or more of the following performance measures as selected by the Committee: earnings (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization or earnings per share); financial return ratios (e.g., return on investment, return on invested capital, return on equity or return on assets); expense ratio; efficiency ratio; increase in revenue; operating or net cash flows; cash flow return on investment; total stockholder return; market share; net operating income, operating income or net income; debt load reduction; expense management; economic value added; stock price; book value; overhead; assets; asset quality level; charge offs; regulatory compliance; improvement of financial rating; achievement of balance sheet or income statement objectives; improvements in capital structure; profitability; profit margins; budget comparisons or strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals or goals relating to acquisitions or divestitures. Performance measures may be based on the performance of our company as a whole or of any one or more affiliates, business units of the company or an affiliate or a specific, or group of, product lines, and may be measured relative to a peer group, an index or a business plan. The terms of any award may provide that partial achievement of performance criteria may result in partial payment or vesting of the award. Additionally, in establishing the performance measures, the Committee may provide for the inclusion or exclusion of certain items.

As a result of the 2017 tax reform, Code Section 162(m) now limits to $1 million the annual tax deduction for compensation paid to each of the Chief Executive Officer, the Chief Financial Officer and any of the three highest paid other executive officers, unless specific exceptions apply.

U.S. Federal Income Tax Considerations

The following is a summary of the current U.S. federal income tax consequences that may arise in conjunction with participation in the Stock Incentive Plan. The following summary does not constitute tax advice and does not address possible state, local or foreign tax consequences.

Nonqualified stock options

The grant of a nonqualified stock option generally will not result in taxable income to the participant. Except as described below, the participant generally will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and we generally will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive stock options

The grant of an ISO generally will not result in taxable income to the participant. The exercise of an ISO generally will not result in taxable income to the participant, provided that the participant was, without a break in service, an employee of our company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code, or if the participant dies).

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The excess of the fair market value of the shares at the time of exercise of an ISO over the exercise price generally will be an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the ISO is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the ISO exercise, the participant generally will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the ISO or within one year after the transfer of such stock to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price generally will be taxed to the participant as capital gain and we will be entitled to a deduction. A capital loss generally will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant generally will realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (b) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we generally will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount generally will be capital gain. If the amount realized is less than the exercise price, the participant generally will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock appreciation rights

The grant of an SAR generally will not result in taxable income to the participant. Upon exercise of an SAR, the fair market value of shares received generally will be taxable to the participant as ordinary income and we will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Stock awards

A participant who has been granted a stock award, such as a restricted stock or other share-based award, generally will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. income tax purposes (unless an election under Section 83(b) of the Code is made within 30 days of the date of grant). If a timely 83(b) election is made, then a participant receiving restricted stock will have compensation income equal to the value of the shares less any purchase price and will be entitled to a corresponding deduction. Upon the later of delivery or vesting (absent a Section 83(b) election) of shares subject to an award, the holder generally will realize ordinary income in an amount equal to the then fair market value of those shares and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, generally will also be compensation income to the participant and we will be entitled to a corresponding deduction.

Withholding of taxes

We are entitled to withhold the amount of any withholding or other tax required by law to be withheld or paid by us in relation to the amount payable and/or shares issuable to an award holder and we may defer payment of cash or issuance of shares upon exercise or vesting of an award unless indemnified to our satisfaction against any liability for any taxes. Subject to approval by the Committee, any withholding obligations may be satisfied (a) through cash payment by the participant; (b) through the surrender of shares of our common stock that the participant already owns or (c) through the surrender of shares of our common stock to which the participant is otherwise entitled under the Stock Incentive Plan. The shares withheld from awards may only be used to satisfy our minimum statutory withholding obligation.

Change of control

Any acceleration of the vesting or payment of awards under the Stock Incentive Plan in the event of a change of control of our company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the participant to a 20% excise tax and preclude deduction by us.

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Tax Advice

The preceding discussion is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the Stock Incentive Plan. A participant may also be subject to state, local and foreign taxes in connection with the grant of awards under the Stock Incentive Plan. We strongly encourage participants to consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

 New Plan Benefits

On April 17, 2018, the Committee awarded 1,510,000 options to purchase shares of our common stock at an exercise price of $1.55 per share of common stock to members of our senior management and non-employee directors.  Such option awards will be forfeited if stockholders do not approve the amendment to the Stock Incentive Plan contemplated in this Proposal 2 and recipients of these stock options will not be entitled to any compensation in lieu thereof.  However, the Committee may then decide in its discretion to take other actions or enter into other compensation arrangements to retain or motivate those employees. The Committee concluded that these options are appropriate and necessary to retain and motivate officers and directors. These option grants are subject to vesting.

The following table summarizes the option awards approved by the Committee and subject to forfeiture if the amendment to the Stock Incentive Plan contemplated in this Proposal 2 is not approved by stockholders:

Aevi Genomic Medicine, Inc. Stock Incentive Plan

Name and Position	Dollar Value ($)(1)	Number of Securities Underlying Options (#)
Michael F. Cola, President, Chief Executive Officer and Director	589,612	661,000
Garry A. Neil, Chief Scientific Officer	232,812	261,000
Brian D. Piper, Chief Financial Officer and Corporate Secretary	212,296	238,000
Executive Group	1,034,720	1,160,000
Non-Executive Director Group	309,400	350,000
Non-Executive Officer Employee Group	—	—
Total	1,344,120	1,510,000

(1)	Amounts included in this column reflect the aggregate grant date fair value of awards granted in the specified year computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of the awards reported in this column, please refer to Note 2(i) to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

Except as noted above, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to participants under the Stock Incentive Plan because awards are discretionary. Whether future awards will be made will depend on Committee action, and the value of any future equity awards will ultimately depend on the future price of our stock, among other factors, and will be subject to such vesting and other conditions as the Committee determines from time to time.

Vote Required

Assuming a quorum is present, the approval of the proposed amendment to the Stock Incentive Plan requires the approval of a majority of the votes cast at the annual meeting. Abstentions will have no effect on this proposal, but will be counted when determining whether there is a quorum present. In the absence of your voting instructions, your broker may not vote your shares in its discretion with respect to the approval of the amendment.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

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PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected and appointed Ernst &Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2018. Although ratification by stockholders is not required by law or by our bylaws, the Audit Committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of Ernst &Young LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors.

Representatives of Ernst &Young LLP are not expected to be present at the annual meeting; however, they are expected to be available by telephone to respond to appropriate questions.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On August 2, 2016, we engaged Ernst & Young LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2016. On August 2, 2016, we dismissed Kost Forer Gabbay & Kasierer, the Israel member of Ernst & Young Global Limited, as our independent registered public accounting firm.

The decision to change our independent registered public accounting firm was made by the Audit Committee, which determined that it is appropriate to change from Kost Forer Gabbay & Kasierer, the accounting firm that has traditionally serviced the Company, to E&Y Global’s United States member firm, Ernst & Young LLP, in connection with the scale-up of the Company’s U.S.-based research and development operations.

During our two fiscal years ended December 31, 2017 and 2016, and any subsequent interim periods preceding the change in accountants:

•	there were no disagreements with Kost Forer Gabbay & Kasierer on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Kost Forer Gabbay & Kasierer, would have caused Kost Forer Gabbay & Kasierer to make reference to the subject matter of the disagreements in its reports on our financial statements.

•	there were no “reportable events”, as described in Item 304(a)(1)(v) of Regulation S-K.

The report on our financial statements for our fiscal year ended December 31, 2015, prepared by Kost Forer Gabbay & Kasierer and dated February 26, 2016, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

Fees

The following table sets forth the aggregate fees billed to us by our principal accountant, Ernst &Young LLP, for professional services rendered on behalf of our company and its subsidiary for fiscal years 2017 and 2016, as well as all out-of-pocket costs incurred in connection with these services (amounts in thousands).

	2017	2016
Audit Fees	$529	$175
Audit-Related Fees	-	-
Tax Fees	20	-
All Other Fees	7	-
Total	$556	$175

The following table sets forth the aggregate fees billed to us by our former principal accountant, Kost Forer Gabbay & Kasierer, for professional services rendered on behalf of our company and its subsidiary for fiscal years 2017 and 2016, as well as all out-of-pocket costs incurred in connection with these services (amounts in thousands).

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	2017	2016
Audit Fees	$20	60
Audit-Related Fees	-	-
Tax Fees	-	18
All Other Fees	-	-
Total	$20	78

Audit Fees. Audit Fees relate to professional services rendered in connection with the audit of our annual financial statements, the review of the semi-annual financial statements included in our regulatory filings on NASDAQ, and audit services provided in connection with other statutory and regulatory filings.

Audit-Related Fees. Audit-Related Fees include amounts for assurance and related services.

Tax Fees. Tax Fees include professional services related to tax compliance, tax advice and tax planning, including, but not limited to, the preparation of federal and state tax returns.

All Other Fees. All Other Fees include professional services related to non-audit related services, primarily relating to Section 404 of the Sarbanes-Oxley Act implementation guidance.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee Charter requires that the Audit Committee pre-approve all audit and non-audit services provided to us by the independent auditors. All of the fiscal year 2016 and 2017 audit and non-audit services were pre-approved by the Audit Committee of our Board of Directors.

Vote Required

Assuming a quorum is present, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the approval of a majority of the votes cast at the annual meeting. Abstentions will have no effect on this proposal, but will be counted when determining whether there is a quorum present. In the absence of your voting instructions, your bank, broker or other nominee may vote your shares in its discretion with respect to this proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

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AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that we incorporate it by specific reference.

The undersigned members of the Audit Committee of the Board of Directors of Aevi Genomic Medicine, Inc. submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2017 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for Aevi Genomic Medicine, Inc. for the fiscal year ended December 31, 2017.

2.	The Audit Committee has discussed with representatives of Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

3.	The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2017 be included in Aevi Genomic Medicine, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.

Submitted by the Audit Committee:

Barbara G. Duncan, Chair

Wilbur H. Gantz

Alastair Clemow

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OTHER MATTERS BEFORE THE ANNUAL MEETING

The Board of Directors does not know of any other matters that may come before the annual meeting. However, if any other matters are properly presented to the annual meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS OF RECORD WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

By Order of the Board of Directors,

Michael F. Cola

Chief Executive Officer and President

Wayne, Pennsylvania

May 4, 2018

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APPENDIX A

FOURTH AMENDMENT

OF THE

AEVI GENOMIC MEDICINE, INC.

STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED EFFECTIVE March 5, 2012)

WHEREAS, Aevi Genomic Medicine, Inc. (the “Company”) maintains the Aevi Genomic Medicine, Inc. Stock Incentive Plan (As Amended and Restated Effective March 5, 2012), as amended by the First Amendment thereto effective as of April 30, 2013, the Second Amendment thereto effective as of April 8, 2014 and the Third Amendment thereto effective as of April 12, 2016 (the “Incentive Plan”);

WHEREAS, pursuant to and subject to Section 9.14 of the Incentive Plan, the Board of Directors (the “Board”) of the Company may amend the Incentive Plan at any time;

WHEREAS, the Board has determined that it is in the best interests of the Company to amend the Incentive Plan to increase the maximum number of shares of the Company’s common stock authorized to be issued under the Incentive Plan by 4,000,000, from 9,178,571 to 13,178,571; and

WHEREAS, pursuant to Section 9.14 of the Incentive Plan, an amendment that materially increases the aggregate number of shares that may be issued under the Incentive Plan generally must be approved by a majority of votes cast by the stockholders of the Company in accordance with applicable stock exchange rules.

NOW, THEREFORE, effective as of the date of approval by a majority of votes cast by the stockholders of the Company in accordance with applicable stock exchange rules, the Incentive Plan is hereby amended in the following particulars:

1.	The first sentence of Section 4.01 is deleted in its entirety and replaced with the following:

“4.01 Number of Shares. The maximum number of shares authorized to be issued under the Incentive Plan shall be 13,178,571 shares of the Company’s Common Stock (all of which may be granted as Incentive Stock Options);

2.	In all other respects the Incentive Plan shall remain unchanged and in full force and effect.

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APPENDIX B

AEVI GENOMIC MEDICINE, INC.

STOCK INCENTIVE PLAN

Amended and Restated 1

Article I

Purpose and Adoption of the Plan

1.01        Purpose. The Aevi Genomic Medicine, Inc. Stock Incentive Plan (the “Incentive Plan”) was adopted by the Company to assist the Company and its Affiliates in attracting and retaining valued employees, directors, consultants and advisors; to act as an incentive in motivating selected employees, directors, consultants and advisors to achieve long-term corporate objectives; and to allow those employees, directors, consultants and advisors to share the benefits of future growth in the value of the Company that they help to create by providing them with the opportunity to acquire shares of Common Stock.

1.02        Adoption and Term. The Incentive Plan was originally approved by the Board and became effective as of March 31, 2006. The “Effective Date” of this amended and restated Incentive Plan is March 5, 2012, subject to approval of the Incentive Plan by the stockholders of the Company. No Awards may be granted under the Incentive Plan after the tenth anniversary of the Effective Date, or until terminated by action of the Board, whichever occurs sooner. The Incentive Plan shall remain in effect as long as any Awards are outstanding hereunder.

Article II

Definitions

For the purposes of the Incentive Plan, capitalized terms shall have the following meanings:

2.01        Affiliate. “Affiliate” means any corporation or other entity which would be a subsidiary corporation with respect to the Company as defined in Section 424(f) of the Code.

2.02        Award. “Award” means any award of an Option, Stock Appreciation Rights, Restricted Stock, Stock Unit or other stock-based grant under the Incentive Plan. Any Award under the Incentive Plan may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by a Participant cancels another Award held by the Participant.

2.03        Award Agreement. “Award Agreement” means a written agreement (in whatever medium prescribed by the Committee) between the Company and a Participant or a written notice from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Incentive Plan. Such document is referred to as an agreement regardless of whether any Participant signature is required.

2.04        Beneficiary. “Beneficiary” means an individual, trust, or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Incentive Plan and an Award Agreement upon the Participant’s death.

2.05        Board. “Board” means the Board of Directors of the Company.

2.06        Change in Control. “Change in Control” means any one of the following events:

(a)        consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended from time to time (the “1934 Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Company;

[1]	Subject to approval of stockholders at the 2018 Annual Meeting of Stockholders.

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(b)        the individuals who, as of the Effective Date, are members of the Board cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the stockholders, of any new director was approved by a vote of a majority of the Board; or

(c)        the consummation of: (1) a merger or consolidation to which the Company is a party if the stockholders immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the Company’s voting securities outstanding immediately before such merger or consolidation or (2) a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities is acquired by: (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity; or (2) any corporation which, immediately after such acquisition is owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock immediately prior to such acquisition.

Further notwithstanding the foregoing, in the event that any Award constitutes deferred compensation, and the settlement of, or distribution of benefits under such Award is to be triggered by a Change in Control, then such settlement or distribution shall be subject to the event constituting the Change in Control also constituting a “change in control event” under Code Section 409A.

2.07        Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to a section of the Code include that section and any comparable section or sections of any future legislation that amends, supplements, or supersedes that section.

2.08        Common Stock. “Common Stock” means the common stock, par value $0.0001 per share, of the Company.

2.09        Committee. “Committee” means the Committee acting under Section 3.01 below.

2.10        Company. “Company” means Aevi Genomic Medicine, Inc., a Delaware corporation, and any successor company.

2.11        Date of Grant. “Date of Grant” means the date designated by the Board as the date as of which it grants an Award, which shall not be earlier than the date on which the Board approves the granting of the Award.

2.12        Disability. “Disability” means that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the Company’s employees.

2.13        Effective Date. “Effective Date” is defined in Section 1.02 of the Incentive Plan.

2.14        Exchange Act. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.15        Exercise Price. “Exercise Price” means the price established with respect to an Option or Stock Appreciation Right pursuant to Section 6.01(b) below.

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2.16        Fair Market Value. “Fair Market Value” means, as of any applicable date: (i) if the Common Stock is listed on a national securities exchange or is authorized for quotation on the Nasdaq National Market System (“NMS”), the closing sales price of the Common Stock on the exchange or NMS, as the case may be, on that date, or, if no sale of the Common Stock occurred on that date, on the next preceding date on which there was a reported sale; or (ii) if none of the above apply, the closing bid price as reported by the Nasdaq SmallCap Market on that date, or if no price was reported for that date, on the next preceding date for which a price was reported; or (iii) if none of the above apply, the last reported bid price published in the “pink sheets” or displayed on the National Association of Securities Dealers, Inc. (“NASD”), Electronic Bulletin Board, as the case may be; or (iv) if none of the above apply, the fair market value of the Common Stock as determined by the Board in accordance with Code Sections 409A and 422, to the extent required.

2.17        Incentive Plan. “Incentive Plan” means the Aevi Genomic Medicine, Inc. Stock Incentive Plan described in this document and as it may be amended from time to time.

2.18        Incentive Stock Option. “Incentive Stock Option” means a stock option within the meaning of Section 422 of the Code.

2.19        Merger. “Merger” means any merger, reorganization, consolidation, share exchange, transfer of assets, or other transaction having a similar effect involving the Company.

2.20        Non-Qualified Stock Option. “Non-Qualified Stock Option” means a stock option which is not an Incentive Stock Option.

2.21        Non-Vested Share. “Non-Vested Share” means shares of the Company Common Stock issued to a Participant in respect of the non-vested portion of an Option in the event of the early exercise of such Participant’s Options pursuant to such Participant’s Award Agreement, as permitted in Section 6.06 below.

2.22        Option. “Option” means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Incentive Plan.

2.23        Participant. “Participant” means a person who is granted, and currently holds, an Award in accordance with the Incentive Plan.

2.24        Performance-Based Compensation. “Performance-Based Compensation” has the meaning ascribed to such term in Code Section 162(m).

2.25        Purchase Price. “Purchase Price” means the amount that a Participant is or may be required to pay with respect to an Award of Restricted Stock under Article VII below or with respect to an Award of stock purchase rights under Section 8.01 below.

2.26        Restricted Stock. “Restricted Stock” means an Award consisting of shares of Common Stock subject to the restrictions granted under Article VII below.

2.27        Stock Appreciation Rights. “Stock Appreciation Rights” means Awards granted in accordance with Section 6.02 below.

2.28        Stock Unit. “Stock Unit” means a unit of value, equal at any relevant time to the Fair Market Value of a share of Common Stock, established by the Board as a means of measuring the value of a Participant’s Stock Unit Account.

2.29        Stock Unit Account. “Stock Unit Account” means the bookkeeping account maintained by the Committee on behalf of each Participant who is credited with Stock Units and dividend equivalents thereon pursuant to Section 8.02 below.

2.30        Termination of Service. “Termination of Service” means the termination of a person’s status as a director and an employee, and termination of a business relationship with a consultant, advisor or any other Participant who is neither an employee nor a member of the Board. Subject to the terms of Code Section 409A and the regulations promulgated thereunder, a leave of absence shall not be considered a Termination of Service for purposes of the Incentive Plan.

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Article III

Administration

3.01        Committee. The Incentive Plan shall be administered by the Committee. The Committee shall be selected by the Board. At any time the Common Stock is publicly traded, the Committee shall be comprised of two (2) or more members of the Board, each of whom is (a) a “non-employee director” (within the meaning of Rule 16b-3 promulgated under the Exchange Act), (b) an “outside director” (within the meaning of Code Section 162(m)) and (c) an “independent director” (within the meaning of applicable stock exchange rules). Subject to applicable stock exchange rules, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Incentive Plan that would otherwise be the responsibility of the Committee.

3.02        Powers of the Committee. The Committee’s administration of the Incentive Plan shall be subject to the following:

(a)        Subject to the provisions of the Incentive Plan, the Committee will have the authority and discretion to select from among the employees, directors and service providers of the Company or its Affiliates those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 9.14 below) to cancel or suspend Awards.

(b)        The Committee will have the authority and discretion to interpret the Incentive Plan, to establish, amend and rescind any rules and regulations relating to the Incentive Plan, and to make all other determinations that may be necessary or advisable for the administration of the Incentive Plan.

(c)        Any interpretation of the Incentive Plan by the Committee and any decision made by it under the Incentive Plan are final and binding on all persons.

(d)        The Committee shall make decisions by a majority vote of its members.

(e)        In controlling and managing the operation and administration of the Incentive Plan, the Committee shall take action in a manner that conforms to the articles and bylaws of the Company and applicable state corporate law.

3.03        Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or the Incentive Plan, or as may be necessary to comply with the exemptive provisions of Rule 16b-3 under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (a) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m), the authority to grant Awards under the Incentive Plan to eligible persons who are either: (i) not then “covered employees,” within the meaning of Code Section 162(m) and are not expected to be “covered employees” at the time of recognition of income resulting from such Award; or (ii) not persons with respect to whom the Company wishes to comply with Code Section 162(m); and/or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Incentive Plan to eligible persons who are not then subject to Section 16 of the Exchange Act.  Any such allocation or delegation may be revoked by the Committee at any time.  To the extent permitted by applicable law and resolution of the Board, the Committee may delegate all or any part of its responsibilities to any officer of the Company.

3.04        Information to be Furnished to Committee. As may be permitted by applicable law, the Company and its subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties.  The records of the Company and its subsidiaries as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect.  Subject to applicable law, Participants and other persons entitled to benefits under the Incentive Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Incentive Plan.

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3.05        Expenses and Liabilities. All expenses and liabilities incurred by the Committee in the administration and interpretation of the Incentive Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration and interpretation of the Incentive Plan, and the Company, and its officers and directors, shall be entitled to rely upon the advice, opinions and valuations of any such persons.

Article IV

Stock

4.01        Number of Shares. The maximum number of shares authorized to be issued under the Incentive Plan shall be 13,178,571 shares of the Company’s Common Stock (all of which may be granted as Incentive Stock Options). The number of shares available for issuance under the Incentive Plan (including the number that may be granted as Incentive Stock Options) shall be subject to adjustment in accordance with Section 9.07 below. The shares to be offered under the Incentive Plan shall be authorized and unissued shares of Common Stock, or issued shares of Common Stock that have been reacquired by the Company in private or public transactions.

4.02        Reuse of Shares.

(a)        To the extent any shares of Common Stock covered by an Award are not delivered to a Participant or Beneficiary for any reason, including because the Award is forfeited, canceled or settled in cash, such shares shall not be deemed to have been issued for purposes of determining the maximum number of shares of Common Stock authorized to be issued under the Incentive Plan and shall again become eligible for issuance under the Incentive Plan.

(b)        With respect to Stock Appreciation Rights that are settled in shares, only shares actually delivered shall be counted for purposes of determining the maximum number of shares of Common Stock authorized to be issued under the Incentive Plan.

(c)        If the Exercise Price of any Option is satisfied by the tendering of shares to the Company (whether by actual delivery or by attestation and whether or not such tendered shares were acquired pursuant to an Award), only the number of shares delivered net of the shares tendered shall be deemed issued for purposes of determining the maximum number of shares of Common Stock authorized to be issued under the Incentive Plan.

(d)        If the withholding tax liabilities arising from an Award are satisfied by the tendering of shares to the Company (whether by actual delivery or by attestation and whether or not such tendered shares were acquired pursuant to an Award) or by the withholding of shares by the Company, such shares shall not be deemed to have been issued for purposes of determining the maximum number of shares of Common Stock authorized to be issued under the Incentive Plan and shall again become eligible for issuance under the Incentive Plan.

4.03        Limitations on Grants to Individuals. The following limitations shall apply with respect to Awards:

(a)        Options and Stock Appreciation Rights.  The maximum number of shares of Common Stock that may be subject to Options or Stock Appreciation Rights granted to any one Participant during any calendar year that are intended to be Performance-Based Compensation, and then only to the extent that such limitation is required by Code Section 162(m), shall be 300,000. For purposes of this Section 4.03(a), if an Option is granted in tandem with a Stock Appreciation Right, such that the exercise of the Option or Stock Appreciation Right with respect to a share cancels the tandem Stock Appreciation Right or Option, respectively, with respect to such share, the tandem Option and Stock Appreciation Right with respect to each share shall be counted as covering one share for purposes of applying the limitations of this Section 4.03(a).

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(b)        Stock Awards.  The maximum number of shares of Common Stock that may be subject to Restricted Stock Awards or other stock-based Awards that are granted to any one Participant during any calendar year and are intended to be Performance-Based Compensation, and then only to the extent that such limitation is required by Code Section 162(m), shall be 300,000.

(c)        Stock-Based Awards Settled in Cash.  The maximum dollar amount that may be payable to any one Participant pursuant to cash-settled stock-based Awards that are granted to any one Participant during any calendar year and are intended to be Performance-Based Compensation, and then only to the extent that such limitation is required by Code Section 162(m), shall be $300,000.

(d)        Dividends, Dividend Equivalents and Earnings.  For purposes of determining whether an Award is intended to be qualified as Performance-Based Compensation under the foregoing limitations of this Section 4.03, (i) the right to receive dividends and dividend equivalents with respect to any Award that is not yet vested shall be treated as a separate Award, and (ii) if the delivery of any shares or cash under an Award is deferred, any earnings, including dividends and dividend equivalents, shall be disregarded.

(e)        Partial Performance. Notwithstanding the preceding provisions of this Section 4.03, if in respect of any performance period or restriction period, the Committee grants to a Participant Awards having an aggregate dollar value and/or number of shares less than the maximum dollar value and/or number of shares that could be paid or awarded to such Participant based on the degree to which the relevant performance measures were attained, the excess of such maximum dollar value and/or number of shares over the aggregate dollar value and/or number of shares actually subject to Awards granted to such Participant shall be carried forward and shall increase the maximum dollar value and/or the number of shares that may be awarded to such Participant in respect of the next performance period or restriction period in respect of which the Committee grants to such Participant an Award intended to qualify as Performance-Based Compensation, subject to adjustment pursuant to Section 9.07 below.

4.04        Delivery of Shares. Delivery of shares of Common Stock or other amounts under the Incentive Plan shall be subject to the following:

(a)        Compliance with Applicable Laws.  Notwithstanding any other provision of the Incentive Plan, the Company shall have no obligation to deliver any shares of Common Stock or make any other distribution of benefits under the Incentive Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act of 1933, as amended from time to time), and the applicable requirements of any securities exchange or similar entity.

(b)        Certificates.  To the extent that the Incentive Plan provides for the issuance of shares of Common Stock, the issuance may be affected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.

Article V

Participation

5.01        Eligible Participants. Participants in the Incentive Plan shall be employees, directors, consultants and advisors of the Company or an Affiliate that the Committee, in its sole discretion, may designate from time to time. The Committee’s designation of a Participant in any year shall not require the Committee to designate the person to receive Awards in any other year. The Committee shall consider those factors it deems pertinent in selecting Participants and in determining the types and amounts of their respective Awards.

Article VI

Stock Options & Stock Appreciation Rights

6.01        Option Awards.

(a)        Grant of Options. The Committee may grant, to Participants who the Committee may select, Options entitling the Participants to purchase shares of Common Stock from the Company in the amount, at the price, on the terms, and subject to the conditions, not inconsistent with the terms of the Incentive Plan, that may be established by the Committee. The terms of any Option granted under the Incentive Plan shall be set forth in an Award Agreement.

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(b)        Exercise Price of Options. Subject to Section 6.01(d) below with respect to Incentive Stock Options, the Exercise Price of each Option for purchase of shares of Common Stock under any Option granted under the Incentive Plan shall be determined by the Committee and shall be set forth in the Award Agreement. Except as provided in Section 9.07 below, the Exercise Price will not be less than One Hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant.

(c)        Designation of Options. Except as otherwise expressly provided in the Incentive Plan, the Committee may designate an Option as an Incentive Stock Option or a Non-Qualified Stock Option at the time the grant is made; provided, however, that an Option may be designated as an Incentive Stock Option only if the applicable Participant is an employee of the Company or an Affiliate on the Date of Grant.

(d)        Special Incentive Stock Option Rules. No Participant may be granted Incentive Stock Options under the Incentive Plan (or any other plans of the Company) that would result in Incentive Stock Options to purchase shares of Common Stock with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable by the Participant in any one calendar year. Notwithstanding any other provision of the Incentive Plan to the contrary, the Exercise Price of each Incentive Stock Option shall be equal to or greater than the Fair Market Value of the Common Stock as of the Date of Grant of the Incentive Stock Option; provided, however, that no Incentive Stock Option shall be granted to any person who, at the time the Option is granted, owns stock (including stock owned by application of the constructive ownership rules in Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless at the time the Incentive Stock Option is granted the Exercise Price is at least 110% of the Fair Market Value of the Common Stock as of the Date of Grant and the Incentive Stock Option by its terms is not exercisable for more than five years from the Date of Grant. All or a portion of any Incentive Stock Option granted under the Incentive Plan that does not qualify as an Incentive Stock Option for any reason shall be deemed to be a Non-Qualified Stock Option. In addition, any Incentive Stock Option granted under the Incentive Plan may be unilaterally modified by the Committee to disqualify such stock option from Incentive Stock Option treatment such that it shall become a Non-Qualified Stock Option.

(e)        Rights as a Stockholder. A Participant or a transferee of an Option pursuant to Section 9.03 below shall have no rights as a stockholder with respect to the shares of Common Stock covered by an Option until that Participant or transferee becomes the holder of record of the shares, and no adjustment shall be made to the shares of Common Stock for dividends in cash or other property or distributions of other rights on the Common Stock for which the record date is prior to the date on which that Participant or transferee became the holder of record of any of the shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 9.07 below.

6.02        Stock Appreciation Rights.

(a)        Stock Appreciation Right Awards. The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of or in tandem with or by reference to Options granted prior to or simultaneously with the grant of such rights to the same Participant. Stock Appreciation Rights may be granted in tandem with or by reference to a related Option, in which event the Participant may elect to exercise either the Option or the Stock Appreciation Right, but not both, as to the same share subject to the Option and the Stock Appreciation Right, or the Stock Appreciation Right may be granted independently of a related Option. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (i) the Fair Market Value of a share of Common Stock on the date of exercise over (ii) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c) below.

(b)        Exercise Price. The Exercise Price established under any Stock Appreciation Right granted under the Incentive Plan shall be determined by the Committee, but in the case of Stock Appreciation Rights granted in tandem with Options shall not be less than the Exercise Price of such Options. Except as provided in Section 9.07 below, the Exercise Price will not be less than One Hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant.

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(c)        Payment of Incremental Value. Any payment which may become due from the Company by reason of a Participant’s exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date.

6.03        Terms of Stock Options & Stock Appreciation Rights.

(a)        Conditions on Exercise. An Award Agreement with respect to Options and/or Stock Appreciation Rights may contain conditions or restrictions as determined by the Committee at the time of grant.

(b)        Duration of Options. Unless otherwise provided in an Award Agreement, Options and/or Stock Appreciation Rights shall terminate after the first to occur of the following events:

(i)        termination of the Award as provided in Section 6.03(e) below, following the applicable Participant’s Termination of Service; and

(ii)        ten years from the Date of Grant (five years in certain cases, as described in Section 6.01(d) above).

(c)        Acceleration of Exercise Time. The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Date of Grant, to permit the exercise of any Option and/or Stock Appreciation Right prior to the time the Award would otherwise vest under the terms of the related Award Agreement.

(d)        Extension of Exercise Time. In addition to the extensions permitted under Section 6.03(e) below in the event of Termination of Service, the Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of any Option and/or Stock Appreciation Right after its expiration date described in Section 6.03(e) below, subject, however, to the limitations described in Section 6.03(b)(ii) above.

(e)        Exercise of Options Upon Termination of Service. Unless otherwise provided in an Award Agreement, the following rules shall govern the treatment of Options and/or Stock Appreciation Rights upon Termination of Service:

(i)        Termination of Options and/or Stock Appreciation Rights Upon Termination of Service.

(A)        Termination Other Than Due to Death or Disability. In the event of a Participant’s Termination of Service for any reason other than death or Disability, the right of the Participant to exercise any vested Options and/or Stock Appreciation Rights shall, unless the exercise period is extended by the Committee in accordance with Section 6.03(d) above, terminate upon the earlier of: (I) ninety (90) days after the date of the Termination of Service; and (II) the date of expiration of the Options and/or Stock Appreciation Rights determined pursuant to Section 6.03(b)(ii) above.

(B)        Death or Disability. In the event of a Participant’s Termination of Service by reason of the Participant’s death or Disability, the right of the Participant to exercise any vested Options and/or Stock Appreciation Rights shall, unless the exercise period is extended by the Committee in accordance with Section 6.03(d) above, terminate upon the earlier of: (I) one year after the date of the Termination of Service; and (II) the date of expiration of the Options and/or Stock Appreciation Rights determined pursuant to Section 6.03(b)(ii) above.

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(ii)        Termination of Unvested Options Upon Termination of Service. Subject to Section 6.06 below, to the extent the right to exercise Options and/or Stock Appreciation Rights, or any portion thereof, has not vested as of the date of Termination of Service, the right shall expire on the date of Termination of Service regardless of the reason for the Termination of Service.

6.04        Exercise Procedures. Each Option and Stock Appreciation Right granted under the Incentive Plan shall be exercised under such procedures and by such methods as the Committee may establish or approve from time to time. The payment of the Exercise Price of an Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (a) by tendering, either actually or by attestation, shares of Common Stock acceptable to the Committee and valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Common Stock acquired upon exercise of the Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (c) by payment through a net exercise such that, without the payment of any funds, the Participant may exercise the Option and receive the net number of shares of Common Stock equal in value to (i) the number of shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value (on such date as is determined by the Committee) less the Exercise Price, and the denominator of which is such Fair Market Value (the number of net shares to be received shall be rounded down to the nearest whole number of shares); (d) by personal, certified or cashiers’ check; (e) by other property deemed acceptable by the Committee or (f) by any combination thereof. The Participant may not transfer to the Company in satisfaction of the Exercise Price any fractional share of Common Stock.

6.05        Change in Control. Unless otherwise stated in the Award Agreement, in the event of a Change in Control, all Options and/or Stock Appreciation Rights outstanding as of the effective date of the Change in Control that have not previously vested or terminated under the terms of the applicable Award Agreement shall be immediately and fully vested and exercisable; provided however, for purposes of this Section 6.05, unless otherwise determined by the Committee, no Change in Control of the Company shall be deemed to have occurred for purposes of determining a Participant’s rights under the Incentive Plan if (i) the Participant is a member of a group that first announces a proposal which, if successful, would result in a Change in Control, which proposal (including any modifications thereof) is ultimately successful, or (ii) the Participant acquires or otherwise owns a two percent or more equity interest in the entity that ultimately acquires the Company pursuant to the transaction described in clause (i) of this Section 6.05.

6.06        Early Exercise. An Award Agreement may provide the Participant the right to exercise the Option in whole or in part prior to the date the Option is fully vested. The provision may be included in the Award Agreement at the time of grant of the Option or may be added to the Award Agreement by amendment at a later date. In the event of an early exercise of an Option, any shares of Common Stock received shall be subject to a repurchase right in favor of the Company with terms established by the Committee. The Committee shall determine the time and/or the event that causes the repurchase right to terminate and fully vest the Common Stock in the Participant.

Article VII

Restricted Stock

7.01        Restricted Stock Awards. The Committee may grant to any Participant an Award of a number of shares of Common Stock subject to the terms, conditions, and restrictions as determined by the Committee. Such restrictions may be based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock, or other criteria, as determined by the Committee. The terms of any Restricted Stock Award granted under the Incentive Plan shall be set forth in an Award Agreement that shall contain provisions determined by the Committee and not inconsistent with the Incentive Plan.

(a)        Issuance of Restricted Stock. As soon as practicable after the Date of Grant of a Restricted Stock Award by the Committee, the Company shall cause to be transferred on its books the number of shares of Restricted Stock awarded to the Participant, and the shares shall be issued in the name of the Participant. In the discretion of the Committee, the Restricted Stock may be subject to forfeiture to the Company as of the Date of Grant if an Award Agreement for the Restricted Stock covered by the Award is not signed by the Participant and timely returned to the Company. Until the lapse or release of all forfeiture restrictions applicable to an Award of Restricted Stock, the share certificates representing the Restricted Stock may be held, in the Company’s discretion, in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant.

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(b)        Stockholder Rights. Beginning on the Date of Grant of a Restricted Stock Award, subject to execution of the related Award Agreement and the provisions contained therein, the Participant shall become a stockholder of the Company with respect to the shares of Restricted Stock subject to the Award Agreement and shall have all of the rights of a holder of Common Stock, including, but not limited to, the right to vote and to receive dividends; provided, however, that any Common Stock or other securities distributed as a dividend or otherwise related to any Restricted Stock on which the Award Agreement restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Stock and held or restricted as provided in Section 7.01(a) above.

(c)        Restriction on Transferability. No Restricted Stock may be assigned or transferred (other than by will or the laws of descent and distribution or to an inter vivos trust under which the Participant is treated as the owner under Sections 671 through 677 of the Code), pledged, or sold prior to the lapse of the restrictions applicable to them.

(d)        Delivery of Stock Upon Vesting. Upon expiration or termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee in the Award Agreement, or at any earlier time provided under the provisions of Section 7.03 below, the restrictions applicable to the Restricted Stock shall lapse. After the lapse of such restrictions, the Company shall, subject to the requirements of Section 9.04 below, promptly deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all forfeiture restrictions (but not free of any transfer restrictions applicable to Common Stock generally or under the terms of an Award Agreement).

7.02        Terms of Restricted Shares.

(a)        Forfeiture of Restricted Shares. Subject to Sections 7.02(b) and 7.03 below, Restricted Stock shall be forfeited and returned to the Company and all rights of the Participant with respect to the Restricted Stock shall terminate in the event of a Termination of Service occurring prior to the expiration of the forfeiture period for the Restricted Stock and the Participant satisfies any and all other conditions set forth in the Award Agreement.

(b)        Waiver of Forfeiture Period. Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death or Disability of the Participant or a material change in circumstances arising after the date of an Award) and subject to any terms and conditions (including forfeiture of a proportionate number of shares of Restricted Stock) that the Committee may deem appropriate.

7.03        Change in Control. Unless otherwise stated in the Award Agreement, in the event of a Change in Control, all restrictions applicable to a Restricted Stock Award shall terminate fully (other than the transfer or other restrictions generally applicable to Common Stock) and the Participant shall immediately have the right to the delivery of share certificates for the Restricted Stock in accordance with Section 7.01(d) above. Notwithstanding the foregoing, unless otherwise determined by the Committee, no Change in Control of the Company shall be deemed to have occurred for purposes of determining a Participant’s rights under the Incentive Plan if (i) the Participant is a member of a group that first announces a proposal which, if successful, would result in a Change in Control, which proposal (including any modifications thereof) is ultimately successful, or (ii) the Participant acquires or otherwise owns a two percent or more equity interest in the entity that ultimately acquires the Company pursuant to the transaction described in clause (i) of this Section 7.03.

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Article VIII

Other Stock-Based Awards

8.01        Grant of Other Stock-Based Awards. Other stock-based Awards, consisting of stock purchase rights, restricted stock unit Awards, Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Incentive Plan. Subject to the provisions of the Incentive Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other terms and conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Company and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of the Incentive Plan with respect to such Award.

8.02        Terms of Other Stock-Based Awards. Unless otherwise provided in the Award Agreement, Awards made pursuant to this Article VIII shall be subject to the following:

(a)        Any Common Stock subject to Awards made under this Article VIII may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b)        The recipient of an Award under this Article VIII shall be entitled to receive interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award, subject to any terms as may be established by the Committee.

(c)        If the vesting of an outstanding Award is conditioned upon the achievement of performance measures, then the Award shall be subject to the following:

(i)        If, at the time of the Change in Control, the established performance measures are less than fifty percent (50%) attained (as determined in the sole discretion of the Committee, based upon a pro rata determination through the date of the Change in Control), then such Award shall become vested and exercisable on a fractional basis with the numerator being equal to the percentage of attainment and the denominator being fifty percent (50%).

(ii)        If at the time of the Change in Control, the established performance measures are at least fifty percent (50%) attained (as determined in the sole discretion of the Committee, based upon a pro rata determination through the date of the Change in Control), then such Award shall become fully vested and exercisable.

Article IX

Terms Applicable to All Awards Granted under the Incentive Plan

9.01        Plan Provisions Control Award Terms. The terms of the Incentive Plan shall govern all Awards granted under the Incentive Plan, and the Committee may not grant any Award under the Incentive Plan that contains terms that are contrary to any of the provisions of the Incentive Plan. In the event any provision of any Award granted under the Incentive Plan conflicts with any term in the Incentive Plan as in effect on the Date of Grant of the Award, the terms of the Incentive Plan shall control. Except as provided in Sections 9.05 and 9.07 below, the terms of any Award granted under the Incentive Plan may not be changed after the Date of Grant of the Award in a manner that would materially decrease the value of the Award without the express written approval of the Participant.

9.02        Award Agreement. No person shall have any rights under any Award granted under the Incentive Plan unless and until the Company and the Participant to whom the Award was granted have executed and delivered an Award Agreement or the Participant has received and acknowledged notice of the Award authorized by the Committee expressly granting the Award to the Participant and containing provisions setting forth the terms of the Award.

9.03        Limitation on Transfer. Except as may be provided in the applicable Award Agreement, a Participant’s rights and interest under the Incentive Plan may not be assigned or transferred other than by will or the laws of descent and distribution and, during the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Incentive Plan. The Participant’s Beneficiary may exercise the Participant’s rights to the extent they are exercisable under the Incentive Plan following the death of the Participant.

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9.04        Taxes. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company regarding any amount payable and/or shares issuable under the Participant’s Award or regarding any income recognized upon a disqualifying disposition (i.e., a disposition prior to the expiration of the required holding periods) of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment of cash or issuance of shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any taxes. Except as otherwise provided by the Committee, any withholding obligations may be satisfied (a) through cash payment by the Participant; (b) through the surrender of shares of Common Stock that the Participant already owns or (c) through the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Incentive Plan; provided, however, that except as otherwise specifically provided by the Committee, such shares under clause (c) may not be used to satisfy more than the Company’s minimum statutory withholding obligation.

9.05        Code Section 409A. The Incentive Plan is, and all Awards are, intended to be exempt from (or, in the alternative, to comply with) Code Section 409A, and each shall be construed, interpreted and administered accordingly. The Company does not guarantee that any benefits that may be provided under the Incentive Plan will satisfy all applicable provisions of Code Section 409A. If any Award would be considered “deferred compensation” under Code Section 409A, the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Incentive Plan or the applicable Award Agreement, without the consent of the Participant, to avoid the application of, or to maintain compliance with, Code Section 409A. Any amendment by the Committee to the Incentive Plan or an Award Agreement pursuant to this Section 9.05 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award shall be deemed to constitute the Participant’s acknowledgement of, and consent to, the rights of the Committee under this Section 9.05, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of the Incentive Plan or pursuant to an Award Agreement shall not be applicable to an Award that is determined to constitute deferred compensation, if such discretionary authority would contravene Code Section 409A.

9.06        Performance-Based Compensation. Any Award that is intended to be Performance-Based Compensation shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code Section 162(m), as may be determined by the Committee. The grant of any Award and the establishment of performance measures that are intended to be Performance-Based Compensation shall occur during the period required under Code Section 162(m).

(a)        Performance Measures.  The performance measures described in this Section 9.06 may be based on any one or more of the following: earnings (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization or earnings per share); financial return ratios (e.g., return on investment, return on invested capital, return on equity or return on assets); expense ratio; efficiency ratio; increase in revenue; operating or net cash flows; cash flow return on investment; total stockholder return; market share; net operating income, operating income or net income; debt load reduction; expense management; economic value added; stock price; book value; overhead; assets; asset quality level; charge offs; regulatory compliance; improvement of financial rating; achievement of balance sheet or income statement objectives; improvements in capital structure; profitability; profit margins; budget comparisons or strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals or goals relating to acquisitions or divestitures. Performance measures may be based on the performance of the Company as a whole or of any one or more Affiliates, business units of the Company or an Affiliate or a specific, or group of, product lines, and may be measured relative to a peer group, an index or a business plan.

(b)        Partial Achievement.  The terms of an Award may provide that partial achievement of the performance measures may result in payment or vesting based upon the degree of achievement. In addition, partial achievement of performance measures shall apply toward a Participant’s individual limitations as set forth in Section 4.03 above.

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(c)        Extraordinary Items.  In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report: (i) extraordinary, unusual or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws and (iv) mergers or acquisitions.  To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(d)        Adjustments. Pursuant to this Section 9.06, in certain circumstances the Committee may adjust performance measures; provided, however, that no adjustment may be made with respect to an Award that is intended to be Performance-Based Compensation, except to the extent the Committee exercises such negative discretion as is permitted under Code Section 162(m). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may (i) adjust, change or eliminate the performance measures or change the applicable performance period or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

9.07        Adjustments to Reflect Capital Changes.

(a)        Recapitalization. To the extent permitted under Code Section 409A and to the extent applicable, the number and kind of shares subject to outstanding Awards, the Exercise Price for the shares, the number and kind of shares available for Awards to be granted under the Incentive Plan shall be automatically adjusted to reflect any stock dividend, stock split, combination or exchange of shares, Merger, consolidation, or other change in capitalization with a similar substantive effect upon the Incentive Plan or the Awards granted under the Incentive Plan. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case and shall have the right to prevent such automatic adjustment upon a determination that such adjustment would inappropriately increase or decrease the intended Award to the Participant.

(b)        Merger. In the event that the Company is a party to a Merger, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

(c)        Awards to Replace Awards of Acquired Companies. After any Merger in which the Company or an Affiliate is a surviving corporation, the Board may grant substituted Awards under the provisions of the Incentive Plan, generally consistent with Sections 409A and 424 of the Code, in replacement of awards granted under a plan of another party to the Merger whose shares of stock to be issued under the old awards may no longer be issued following the Merger. The terms and conditions of such replacement Awards shall be as determined by the Committee in its sole discretion.

(d)        No Repricing. Notwithstanding any provision of the Incentive Plan to the contrary, no adjustment or reduction of the Exercise Price of any outstanding Option or Stock Appreciation Right in the event of a decline in Common Stock price shall be permitted without approval by the stockholders of the Company or as otherwise expressly provided under Section 9.07(a) above. The foregoing prohibition includes (i) reducing the Exercise Price of outstanding Options or Stock Appreciation Rights, (ii) cancelling outstanding Options or Stock Appreciation Rights in connection with the granting of Options or Stock Appreciation Rights with a lower Exercise Price to the same individual, (iii) cancelling Options or Stock Appreciation Rights with an Exercise Price in excess of the current Fair Market Value in exchange for a cash or other payment and (iv) taking any other action that would be treated as a repricing of Options or Stock Appreciation Rights under the rules of the primary securities exchange or similar entity on which the shares of Common Stock are listed.

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9.08        No Implied Rights.

(a)        No Rights to Specific Assets.  Neither a Participant nor any other person shall by reason of participation in the Incentive Plan acquire any right in or title to any assets, funds or property of the Company or any Affiliate whatsoever, including any specific funds, assets, or other property which the Company or any Affiliate, in its sole discretion, may set aside in anticipation of a liability under the Incentive Plan.  A Participant shall have only a contractual right to the Common Stock or amounts, if any, payable or distributable under the Incentive Plan, unsecured by any assets of the Company, and nothing contained in the Incentive Plan shall constitute a guarantee that the assets of the Company or any Affiliate shall be sufficient to pay any benefits to any person.

(b)        No Contractual Right to Employment or Future Awards.  The Incentive Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or an Affiliate or any right or claim to any benefit under the Incentive Plan, unless such right or claim has specifically accrued under the terms of the Incentive Plan.  Except as otherwise provided in the Incentive Plan, no Award under the Incentive Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

9.09        Awards Not Includable for Benefit Purposes. Payments received by a Participant pursuant to the provisions of the Incentive Plan shall not be included in the determination of benefits under any pension, group insurance, or other benefit plan applicable to the Participant that is maintained by the Company, except as may be provided under the terms of those plans or determined by the Committee.

9.10        Governing Law. The Incentive Plan, and all Awards granted hereunder, and all actions taken in connection herewith, except as superseded by applicable federal law, shall be interpreted, construed, and enforced and its construction and performance shall be governed by the internal laws of the State of Delaware.

9.11        No Strict Construction. No rule of strict construction shall be implied against the Company, the Board, the Committee, or any other person in the interpretation of any of the terms of the Incentive Plan, any Award granted under the Incentive Plan, or any rule or procedure established by the Committee that relates to the Incentive Plan.

9.12        Captions. The captions and Section headings used in the Incentive Plan are for convenience only, do not constitute a part of the Incentive Plan, and shall not be deemed to limit, characterize, or affect in any way any provision of the Incentive Plan, and all provisions of the Incentive Plan shall be construed as if no captions or headings had been used in the Incentive Plan.

9.13        Severability. Each part of the Incentive Plan is intended to be several. If any term, covenant, condition, or provision of the Incentive Plan is determined by a court of competent jurisdiction to be illegal, invalid, or unenforceable for any reason whatsoever, that determination shall not affect the legality, validity, or enforceability of the remaining parts of the Incentive Plan, and all remaining parts shall be legal, valid, and enforceable and have full force and effect as if the illegal, invalid, and/or unenforceable part had not been included.

9.14        Amendment and Termination.

(a)        Amendment. The Committee shall have complete power and authority to amend the Incentive Plan at any time and for any reason; provided, however, that no termination or amendment of the Incentive Plan may, without the consent of the Participant (or, if the Participant is not then living, the affected Beneficiary) to whom any Award has previously been granted under the Incentive Plan, materially adversely affect the rights of the Participant or Beneficiary under that Award; and provided, further, that no amendment may (i) materially increase the benefits accruing to Participants under the Incentive Plan, (ii) materially increase the aggregate number of securities that may be issued under the Incentive Plan, other than pursuant to Section 9.07(a) above, or (iii) materially modify the requirements for participation in the Incentive Plan, unless the amendment under (i), (ii) or (iii) immediately above is approved by a majority of votes cast by the stockholders of the Company in accordance with applicable stock exchange rules.

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(b)        Termination. The Committee shall have the right and the power to terminate the Incentive Plan at any time and for any reason. No Award shall be granted under the Incentive Plan after the termination of the Incentive Plan, but the termination of the Incentive Plan shall not affect any Award outstanding at the time of the termination of the Incentive Plan.

(c)        Amendment to Conform to Law. Notwithstanding any provision of the Incentive Plan or an Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or the Award Agreement to any applicable law. By accepting an Award, the Participant shall be deemed to have acknowledged and consented to any amendment to an Award made pursuant to this Section 9.14(c) without further consideration or action.

9.15        Further Assurances. As a condition to receipt of any Award under the Incentive Plan, a Participant shall agree, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company, to implement the provisions and purposes of the Incentive Plan.

9.16        Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Incentive Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Incentive Plan, as the Committee shall require.

9.17        Evidence.  Evidence required of anyone under the Incentive Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

9.18        Successors.  All obligations of the Company under the Incentive Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, Merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

9.19        Indemnification. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Incentive Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.

9.20        No Fractional Shares. Unless otherwise permitted by the Committee, no fractional shares of Common Stock shall be issued or delivered pursuant to the Incentive Plan or any Award. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

9.21        Notice. Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Incentive Plan or any Award Agreement shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the Company at the address set forth below. Such notices, demands, claims and other communications shall be deemed given:

(a)        in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

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(b)        in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or

(c)        in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received; provided they are actually received. In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service provider. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s senior human resource officer and Corporate Secretary.

9.22        Use of Term. Unless otherwise provided herein, the term “person” when referred to in the Incentive Plan or any Award Agreement may refer to an individual or an entity.

9.23        Clawback Policy. Any Award, amount or benefit received under the Incentive Plan shall be subject to potential cancellation, recoupment, rescission, payback or other similar action in accordance with the terms of any applicable Company clawback policy (the “Policy”) or any applicable law. A Participant’s receipt of an Award shall be deemed to constitute the Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of (a) the Policy and any similar policy established by the Company that may apply to the Participant and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, as well as the Participant’s express agreement that the Company may take such actions as are necessary to effectuate the Policy, any similar policy and applicable law, without further consideration or action.

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1A Sol J. Barer	☐	☐	☐
1B Eugene A. Bauer	☐	☐	☐
1C Alastair Clemow	☐	☐	☐
1D Michael F. Cola	☐	☐	☐
1E Barbara G. Duncan	☐	☐	☐
1F Matthew D. Bayley	☐	☐	☐
1G Joseph J. Grano	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. To approve the amendment to the Company's Stock Incentive Plan.	☐	☐	☐
3. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000380984_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF AEVI GENOMIC MEDICINE, INC.

The undersigned hereby appoints Michael F. Cola and Sol J. Barer, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Aevi Genomic Medicine, Inc. (the "Company") which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held June 14, 2018 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1 AND FOR PROPOSAL 2 AND FOR PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

0000380984_2 R1.0.1.17

Continued and to be signed on reverse side